Prospectus Supplement (Sales Report) No. 2 dated August 11, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 54734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
54734	$25,000	$25,000	11.89%	1.00%	August 5, 2009	August 9, 2012	August 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 54734. Member loan 54734 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	n/a	Debt-to-income ratio:	19.48%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:	Burbank
Current & past employers:	KB Home
Education:	Northwestern University

This borrower member posted the following loan description, which has not been verified:

Due to a lack of personal finance education and exposure to poor financing skills growing up, I was easy prey for credit predators. I am devoted to becoming debt-free and can assure my lenders that I will pay on-time every time. I have never missed a payment during the last 16 years that I have had credit.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,854.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how do you earn a living thanks	I am the Senior Marketing Coordinator for a commercial builder in San Francisco.

Member Payment Dependent Notes Series 410505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410505	$8,000	$8,000	12.53%	1.00%	August 10, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410505. Member loan 410505 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	US Government	Debt-to-income ratio:	6.26%
Length of employment:	2 years	Location:	Fort Wayne, IL

Home town:
Current & past employers:	US Government
Education:	Indiana University-Purdue University-Fort Wayne

This borrower member posted the following loan description, which has not been verified:

Seeking additional money for a small investment. Thank you

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Would you care to elaborate on what kind of an investment you would like to make? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? What department of the U.S. Government do you work for? And, can you give a short description of the type of work you perform there? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thanks for asking your questions. I'm surprised how many people provided money without asking any additional questions. I intend to invest in a small business and achieve a higher return than I am getting charged here. I have student loans but no other types of loans. I am a geek so I keep a database of all my income & expenses. Currently I generate, on average, about 500 - 750 $ per month more than I spend. I work for the DoD. I have about 10K stashed away. Yes I would verify my income.

Member Payment Dependent Notes Series 415654

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415654	$13,200	$13,200	13.16%	1.00%	August 5, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415654. Member loan 415654 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Brown & Brown Insurance	Debt-to-income ratio:	7.26%
Length of employment:	1 year 11 months	Location:	Surprise, AZ

Home town:	Phoenix
Current & past employers:	Brown & Brown Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate about $13,200 of high interest debt. Outside of this debt I my only other debt is car payment. Thanks for your help.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	38
Revolving Credit Balance:	$10,965.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the types of high interest debts do you wish to consolidate? (Your credit history shows a revolving credit balance of $10,965.) Can you give a short description of the type of work you perform at Brown & Brown Insurance? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	This is intended to payoff credit cards that are now playing all kinds of games with my accounts. Interest rates have been raised to 25% and one account has even closed my account even though I have never been late or missed a payment. I am trying to avoid the stories about credit card companies dropping your credit line below your balance just to charge fees. I am an account manager at Brown & Brown insurance and have been in the insurance industry for 13 years. I work in the professional liability group on a salary basis with incentives for selling new business. Salary figure given on loan request is my base salary. I do have a savings account and access to funds if faced with an emergency situation. Income verification is not a problem so I will contact Lending Club for information. Thanks for your questions.

Member Payment Dependent Notes Series 424945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424945	$9,500	$9,500	8.94%	1.00%	August 10, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424945. Member loan 424945 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,125 / month
Current employer:	Department of Education	Debt-to-income ratio:	6.27%
Length of employment:	3 years 9 months	Location:	Little Rock, AR

Home town:
Current & past employers:	Department of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Hi All, This is a loan for general home improvements. I have previously used LendingClub and appreciate the opportunity to use it again!

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,382.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you verify your income with lending tree? Thanks!	I've checked the option to allow them to verify income. I suppose it takes a day or two for them to process the verification?
Any other household income/debt (i.e. spouse)?	None

Member Payment Dependent Notes Series 426198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426198	$10,000	$10,000	12.21%	1.00%	August 5, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426198. Member loan 426198 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	MKS Instrument	Debt-to-income ratio:	10.45%
Length of employment:	2 years	Location:	BURLINGTON, MA

Home town:
Current & past employers:	MKS Instrument, Research Corporation of University of Hawaii
Education:	University of Hawaii at Manoa

This borrower member posted the following loan description, which has not been verified:

I am in a process of getting divorce and I need the money so that I can move to other town and start over again. Please help.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,328.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will the divorce decree be mutually agreeable to both sides or do you foresee a court ordered resolution? And, do you have any children? Will your relocation to another town require you to leave your current job? And, can you give a short description of the type of work you do? Do you have any other outstanding debts, like a car loan or student loans? Do you have a savings account or any other kind of emergency fund? Good luck!	I am hopeful that my divorce will be settled during pre-trial but it's not really clear at this point. My relocation is necessary to help me lower my expenses and I won't need to change my job. I have 2 children and I have a car loan. I am a senior RF engineer specialized in RF and microwave amplifier designs. I am currently working for MKS Instrument specialized in making Semiconductor fabrication equipment. Yes, I do have a saving account and emergency fund. However, due to my divorce process, I can't use them or liquidate them in any way other than for my daily routine until the divorce is finalized. This loan is to help me get thru this transitional period. Hope that answer your questions. And I appreciate all of your helps. Thanks.... Best regards
Dave; I just committed several hundred to help fund your loan. I am very familiar with the Burlington/Mount Vernon area. Good Luck	Thank you very much. I really appreciate all of your helps.
Do you foresee this loan going full term or paying it off once the divorce is finalized and you know what you can and can't use? thanks and good luck.	At this point, I just need to lower my expenses to get me thru this divorce process. One of the biggest expenses I have is the current apartment. Now that I am seperated, I don't need a 2 bedroom apartment. Not to mention that I don't need to stay in a good school district. As soon as the divorce is finalized, I will have to pay off all of my debts as soon as I can so I can get back on my feet and start over again. Until the divorce is finalized however, I won't know what I can or can't liquidate. Hope that answer your question.

Member Payment Dependent Notes Series 426386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426386	$15,000	$15,000	17.58%	1.00%	August 5, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426386. Member loan 426386 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Capgemini	Debt-to-income ratio:	9.18%
Length of employment:	2 years 9 months	Location:	Delmont, PA

Home town:
Current & past employers:	Capgemini
Education:

This borrower member posted the following loan description, which has not been verified:

Drama Kids International is a franchised after school program for children 5 - 17 with an objective of building self-esteem, communication skills and confidence through the use of the dramatic arts. Currently there are nearly 140 franchisees operating in over 1,000 class locations serving in excess of 40,000 students worldwide. Of those franchises 42 are owned and operated in the United States with over 4,000 students currently enrolled. Drama Kids classes are oriented to three age groups, Lower Primary (5 - 8), Upper Primary (9 - 12), & Youth Theatre (13 - 17). In my first year of operation I will offer the Lower and Upper Primary classes five days a week. I expect to commence classes in September 2009. I expect to start the year with 5 locations holding 2 classes per day and 10 classes per week. I plan to develop the territory throughout the year and hope to end the year with 7 locations and 14 classes per week. Children attend the class one day per week at a location that is convenient to them. The market for after school programs and arts oriented programs is growing as a result of several factors including: the high percentage of two-income families that need productive places for their children to be after school, parents looking to give their children every advantage that they can afford and tight education budgets that cut arts and culture programs first. My primary marketing strategy will first focus on finding existing, sanctioned, and subsidized community after school programs that are looking for quality programming to add to their curriculum. Secondly, I will focus on setting up locations in communities that have a high concentration of children ages 5 - 17. And finally, there will be a strong emphasis on hiring outstanding, engaging, certified teachers with strong class management skills who will motivate the children and generate a level of excitement and word of mouth promotion to support a steady growth in enrollment. In support of the word of mouth endorsements I will be utilizing promotional items such as t-shirts, stickers and refrigerator magnets as giveaways to keep our name circulating in the market. I feel that I am qualified to run this franchise because of my extensive theater background. I have participated in over 50 shows in the last 30 years.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,055.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the franchise do to get you up and cashflow positive as rapidly as possible?	There is little to no overhead associated with this franchise as the classes are held at schools, churches and/or community centers or similar venues. Before opening business, the franchise will provide 1. Initial training in Baltimore, MD and this training last 5 days 2. 1 set of the Operations Manuals and other manuals, catalogs and related material during initial training and Curriculum materials 3. The DramaKids set-up package of materials, either during initial training or shipped to my locations after initial training 4. Specifications for equipment, inventory, supplies and services to be used under their system 5. Advice in the placement and use of initial advertising and marketing materials; and assistance in implementing an initial advertising and promotional program 6. General advice on establishing class locations During the operation of the business, they will 1. Provide 2 days of additional training and promotion at my location as mutually scheduled within the first five weeks after opening at no additional charge. Their representative will assist in establishing, standardizing and refining procedures and techniques essential to the operation of the DramKid???s business 2. Offer an annual national conference designed to encourage the exchange of information and new ideas between DramaKids and their franchisees 3. Distribute to me reports of improvements in administrative, bookkeeping, accounting, inventory control and general operating procedures, and business merchandising methods (including pricing methods), as they are developed 4. Distribute to me revisions via their internet of the Operations Manuel to incorporate improvements and new developments in their system, including improvements in services and products I offer to my clients, and recommended prices. 5. Distribute to me, via access to DramaKids secured Intranet, updates to Curriculum Materials and related teaching suggestions and tips for each term during the school year, summer camp curriculum, camp tips and instruction outlines and preschool workshop curriculum and related teaching suggestions and tips 6. Provide periodic and continuing advisory services by telephone, electronic mail or other consultation on daily operations, marketing, advertising, financial management, personnel and other operating issues that I encounter 7. Make responsible efforts to negotiate, enter into and maintain, through volume purchasing, contracts for equipment , supplies and services that DramaKids make available for me to purchase 8. Provide a customized web page, linked to DramaKids web page, for use in promoting business, at no initial cost to me.
How will the money from the loan be used?	This money will be used to purchase A franchise from Drama Kids International including curriculum, training and copyrights.
What is your job with Capgemini? Do you plan to keep it while you get your first franchise going?	I am a software developer. The plan is for my wife to teach the classes while I continue with Capgemini for a steady income. She has 20 years experience in public theater and the drive to give interested young kids the (drama) bug. My wife also works part time at our church and will continue working there since the classes are conducted after school.
Thanks. I will be investing in the two of you.	Thank you
Can you complete the income verification process with Lending Club to encourage investors?	Thank you for your interest in my loan. I am contacted Lending Club to complete the income verification process. I will post as soon as that is completed.
Can you verify your income with lending club please? Also are you or your wife going to be responsible for the loan? Or is it a joint responsibility? Thanks.	Thank you for your interest in my loan. I have contated Lending Club to complete the Income Verification Process. I will post as soon as it is completed. I (the husband) will be responsible for paying back the loan.
Hi - I get the impression that this venture is as much a "labor of love" as it is a profit-making enterprise. It looks like a great program that would be a benefit to the community. Is your primary motivation to generate an increasing income, or are you content to earn a modest income or break even? Have you already done some research into what the community interest is and generated some pro formas for various scenarios? Thanks	Thank you for your interest in investing in DramaKids International. In regards to your questions, this is a venture that I plan on making an increasing income. It is a great opportunity to make a decent income while doing something I am passionate about. Below is the income projections received from the franchise Reporting Averages for the Period September 2007-May 2008 Amount Average Number of Students Per Class 12 Average Number of Classes Per Week 16 Average Number of Students Per Week 202 Average Gross Revenue Produced Per Student Per School Year $355 As you can see, there is an income potential of approximately $70,000. I had contact with some local groups and feel the interest in high in a program like this. There are approximately 63 elementary. middle and high schools in my area with over 35,000 students attending. I feel the chance for finding 200 who would like to participate is great. I also have the ability to hire other teachers when the class load becomes too great for me to handle. Having more classes increases revenue and allows the business to continue to grow.
Any update on the income verification process? Thanks.	We contacted Lending Club by email and by phone. They are aware that we have had questions regarding the income verification process. Lending Club representative told us they would proceed with income verification if they deemed it was necessary. We did receive a call from Lending Club a few days ago in which they wanted verification of name, address, date of birth and place of employment.
Any update on the verification? there are only 3 days left, is there any chance income will be verified? Thank you.	There is no update on Income Verification process from Lending Club.

Member Payment Dependent Notes Series 426526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426526	$5,000	$5,000	16.00%	1.00%	August 6, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426526. Member loan 426526 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,700 / month
Current employer:	AK Steel Holding	Debt-to-income ratio:	16.30%
Length of employment:	10 years	Location:	Middletown, OH

Home town:	Covington
Current & past employers:	AK Steel Holding, Office Outfitters
Education:	Northwesern Business College

This borrower member posted the following loan description, which has not been verified:

Pay some bills off, a few minor home improvements and start Christmas shopping

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your Mortgage + Taxes/Insurance? How much do you spend on Utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Mortgage, taxes, and insurance are $830.00/month Utilities run around $200-300/mo. My husband pays most of that though. I'm trying to establish my own credit.
How much is your mortgage + Taxes/Insurance? How much do you spend on Utilities? List the cost of any ongoing Expenses (cell phone, gym membership, Life Insurance, Etc.) How much do you spend on transportation?(gas, insurance, bus pass, etc.) Do you have any dependents? Are you planning on Verifying your income? What was the last delinquency for?	Mortgage, taxes, and insurance are $830.00/month Utilities run around $200-300/mo. My husband pays most of that though. I'm trying to establish my own credit.
I'd like to help. Can you tell us a little about those bills? What type of interest are you paying on them? Also, will you tell us about the delinquency last year? Finally, will list out your monthly expenses(please include actual numbers)? Thanks so much and good luck with your loan!	I have a personal loan that I pay $300/month on. My delinquency was on a business card where my expense statements weren't paid to me timely.
How much of this loan will be spent on christmas shopping?	Type your answer here. Maybe $800-1000.00.

Member Payment Dependent Notes Series 427999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427999	$5,000	$5,000	15.05%	1.00%	August 7, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427999. Member loan 427999 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	RxUnlimited Pharmacy	Debt-to-income ratio:	8.20%
Length of employment:	1 year	Location:	Canoga Park, CA

Home town:	Tarboro
Current & past employers:	RxUnlimited Pharmacy
Education:	Medical Univ. of South Carolina

This borrower member posted the following loan description, which has not been verified:

Have a higher interest rate on a loan and also need to pay off a couple of charge accts. Would like to consolidate these and reduce my payment

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1969	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	35
Revolving Credit Balance:	$8,209.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following questions: --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --You have (5) inquiries in the last 6 months. Please advise on what type of credit you have been applying for and how many of these applications turned into loans. Thanks!	Mortgage payment fine, no lates, no home equity payment, inquires because I invest in REO and look for hard money loans. Liquid assets and 401 is of no value.
With a gross income of 9,000 a month, could you explain why you have an 8,000 RC balance and 5 credit inquiries in the last 6 months? Also, could you detail what your 13 open credit lines are?	I invest in REO properties and look for Hard money loans to finance and rehab. Not sure about 13 open credit lines, thats news to me unless they are department store accts etc

Member Payment Dependent Notes Series 428172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428172	$3,000	$3,000	8.00%	1.00%	August 10, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428172. Member loan 428172 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Discover Financial Services	Debt-to-income ratio:	10.40%
Length of employment:	9 years 10 months	Location:	west valley, UT

Home town:
Current & past employers:	Discover Financial Services, JC penney
Education:	university of utah

This borrower member posted the following loan description, which has not been verified:

.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,112.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are apparently also trying to obtain another loan under the username bbingham888 (Grade A5 for $4,500). Could you please explain.	The website does not allow me to use household income. As a house hold we make over $80k. So I am applying for one loan under my name and one under my husbands to obtain the full $7500 that we need.
Hello, What is the purpose of this loan? Thank you	To pay off credit cards. My 0% rate will expire in september.

Member Payment Dependent Notes Series 429090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429090	$8,000	$8,000	12.18%	1.00%	August 10, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429090. Member loan 429090 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Allied Barton	Debt-to-income ratio:	2.32%
Length of employment:	4 months	Location:	LONE PINE, CA

Home town:	Torrance
Current & past employers:	Allied Barton, Self Employeed Entertainer, 3 years, Ski Patroller, Mammoth Mountain CA, 3 Years, Marine Corps, 5 Years
Education:	University of Maryland-University College, Military Trade schooling Aviation Electronics, Over 1 year of school

This borrower member posted the following loan description, which has not been verified:

I expect to have this loan paid in full with in the first year. It is being used in a few aspects of my life, part home improvement, self business purposes, and some vacation.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,470.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain your credit card debt?	You ask a very broad question. I assume you are asking how I am going to pay it off? Current credit balance as of the beginning of August is just over $4,000. I have no other financial obligations aside from rent, insurance and a phone bill which is paid automatically by credit card.
Could you explain your revolving credit of $7,470? How do you plan to pay those loans off? Thanks!	Current credit balance is just over $4,000 total as of the begining of August. The credit history reported here was just before making payments. I do have the income to pay all owed credit in full, but like to keep a fairly high cash balance in my accounts just in case.
I meant how did you accrue the $7400 in debt to begin with? Also, what are you doing now, if anything, to ensure it does not keep increasing?	The debt really started to build last year with gas prices hiking living in CA. I have always had some sort of revolving debt. I am not going to disclose to strangers of any kind what I am purchasing. You are asking a private question and I hope that is not what the majority of people on this site want. Not to sound rude, but debt does not keep increasing unless someone buys something. I don't live outside my means, as I mentioned I can pay it all off now, but like having a nest egg if you will of solid cash.

Member Payment Dependent Notes Series 429574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429574	$15,000	$15,000	13.16%	1.00%	August 5, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429574. Member loan 429574 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Maxim Integrated Products	Debt-to-income ratio:	11.67%
Length of employment:	10 years	Location:	Colorado Springs, CO

Home town:	Phoenix
Current & past employers:	Maxim Integrated Products, Vitesse Semiconductor Corporation, Abi Lines Company
Education:	University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 3 credit cards, with current balances of 11500 + 5000 + 8500, and a total of minimum payments of ~$950. At even and 8% rate, that could save over $150 per month and get it paid off much sooner than if only making minimum payments. That would allow for the extra funds to got towards other debt or even help with cost of living expenses. This debt is mostly from getting a home business (selling children's clothing and cosmetics online) up and running since 2004. Aquiring supplies and inventory or time has added up in the form of personal debt since business loans are not easy to acquire. This business is now successfully generating a revenue of ~$50K per year, but it is hard to get ahead with any of the personal or business finances with this debt. I am very diligent about paying my debts off, I always make payments on time, and I have no past credit issues. I have had a steady job for 10 years, providing world-wide engineering support for top-class, high-demand products in a prominent semiconductor company. I would have used the equity in my home to accomplish this consolidation. However, after talking with many lenders, the restrictions have gotten so tight that there are no options any more unless you have more than 15-20% equity in your home. Please help me and my family get ahead on this debt, and you will not be disappointed. Thank You and Best Regards!

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,490.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions. 1. Does your reported gross income of $12.5k/mo include both the Maxim job and your startup? 2. What is the website of your startup? 3. You are qualified for a 13% loan. Does this still present significant savings over the debt in its current form? And an optional question... why does Maxim have such long lead times on all their good chips? :) Please let me know. Thank you, - N	1. Yes, and and some slight rental income as well. 2. stores.ebay.com/abilines --> we currently run our store front on ebay, but are now looking at starting our own website (to bypass a bunch of ebay fees). 3. 13% is not ideal, but certainly still helps. I selected a reduced amount to achieve a lower interest, and will now only pay off 2 cards (with the highest interests). - I can't definitively speak for the company as a whole, but sometimes these chips just can't be built fast enough if they are that popular. That and constantly changing orders from a lot of cusomters don't help the forecasts. :-) For my group's products, they are very complicated and high-end, and spend a lot of time being designed and fabricated, not to mentioned lots of testing after they finally come out of fab. Hope I answered your questions. Thank you for you interest!

Member Payment Dependent Notes Series 429622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429622	$15,000	$15,000	16.32%	1.00%	August 5, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429622. Member loan 429622 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Ria Financial. ( EuroNet)	Debt-to-income ratio:	10.37%
Length of employment:	11 months	Location:	Vancouver, WA

Home town:	Masaya Nicaragua
Current & past employers:	Ria Financial. ( EuroNet), Western Union Co.
Education:	BYU

This borrower member posted the following loan description, which has not been verified:

I will like to consolidate my debt and make one single payment, it will be easier and faster for me and my family. Also to lower interest rate.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,517.00	Public Records On File:	1
Revolving Line Utilization:	91.30%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429669	$4,000	$4,000	14.11%	1.00%	August 5, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429669. Member loan 429669 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Zylog Systems Ltd	Debt-to-income ratio:	2.43%
Length of employment:	2 years 2 months	Location:	PLAINSBORO, NJ

Home town:	Tenali
Current & past employers:	Zylog Systems Ltd, I2T2
Education:	Nagarjuna University

This borrower member posted the following loan description, which has not been verified:

I have couple of hand-loans and couple of credit card loans, I want to consolidate the total debt. I will pay back in 8-12 months period.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,177.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent + utilities? How much do you spend on transportation(gas insurance, bus pass, etc.) Do you have any dependents List the cost of any ongoing expenses(cell phone, Gym membership, Life Insurance, Etc.)	Thank you very much for asking. Here are the details of total expenditure monthly rent+Electricity -----------------------------------> $1100 Transportation (Gas+Insurance---------------> $300 Cable (TV+ Internet+ Phone -------------------> $107 Cell Phone -----------------------------------------> $70 Food and Grocery---------------------------------> $500 Dependents (2, Wife + New Born 5Months)
Can you describe what you do, and how come you got into credit card debt? Also, can you have your income verified? thanks.	I am software engineer. Last 2 months I don't have job and I have new Born (She was born in the month of February 2009) and debt of my credit card was piled-up. Now, I got the Job and I make $70000 per year. Yes I can make income verified. Can you please help me how can I do it. I can ask my employer send an e-mail or fax the details. Please do let me know, How can I make my income verified. Thanks, Sudhakiran. Pendurthi.
Pleas contact lending club support and ask them to verify your income. I think you either have to send them paystubs or you have send them last year's tax return, but I don't know the exact details. Thank you and please let me know when it's been verified.	Thank you so much. I will contact Lending club support, once it is verified, I will inform you. Again Thank you for your support. Sudhakiran. Pendurthi
Hello, please clarify your employment. You indicated you didnt have a job for last 2 months, but your profile shows you have 2yrs 2 mos at current employer (Zylog Systems). How many years experience have you has in your profession and if you just started at Zylog, how long was your tenure at your previous employer? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. Thanks!	I am working as Java/j2ee software engineer consultant . As part of consulting, I have to take different projects. Between the project, my company will pay $1000 per month, other wise, my company will pay $70,000 per year. My previous project ended on 30th April 2009. July 13th I got new project in Andesa Services, Allentown PA for 1 Year long assignment. I am with Zylog systems little over 2 years, this was first time I had gap between the projects. Many Thanks, Sudhakiran Pendurthi.

Member Payment Dependent Notes Series 429696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429696	$14,800	$14,800	18.53%	1.00%	August 6, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429696. Member loan 429696 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ball Metal Corp.	Debt-to-income ratio:	1.58%
Length of employment:	8 years	Location:	Thonotosassa, FL

Home town:	Lima
Current & past employers:	Ball Metal Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Already have started this restaurant business and I need money for cash flow to keep business running.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,476.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please tell us more about restaurant. type, location, turnover? anything else?	This is a small (40 seats) restaurant at 1428 E. Fletcher Ave. in Tampa,Fl. 33612 This location is in a very busy commercial area,located in a small shopping center,close to USF University and University Community Hospital. We are a sport and family type restaurant, serving a unique flavor of Peruvian style rotisserie chicken, hamburgers,Cuban sandwiches, chicken wings. Also planning on doing breakfast Latin and American style. Also we plan on serving sizzling steaks and having a salad bar.
How long has the restaurant been open?	The restaurant has been there for 13 years. We just bought it and are getting started.
What is your background in running restaurants?	I had a small cafe in Miami,Fl. 15 years ago serving Cuban food in a condominium community. I cooked ,served the people, did deliveries,etc.
I see where you show a full time job with Ball for the last 5 years. Are you still working that job too, or just the restaurant? Also, please contact Lending Club to verify income (send W-2, paystubs, etc...) Thanks	yes, I am still working with BALL,my schedule is 12 hours a day,4 days a week. 4days off. My wife and brother are working at the restaurant. I work 4 days at the restaurant when I am not at Ball. I have the last pay stubs and W-2 wage statement. Where do you want me to send it to?
You can start by contacting member services at (866) 754-4094	I did contact them. The woman doesn't help me. Now what?
What price segment discribes your Restaurant prices the best LOW MEDIUM HIGH food prices.	Low.
Others have contacted customer service at Lending Club and had their income verified. Ask to have your income verified (It will show a star next to the income). it's more likely to attract lenders. I'm not sure if people have emailed or called but it should be a routine process for lending club. Thanks.	I am going to fax them tomorrow all information to verify.

Member Payment Dependent Notes Series 429749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429749	$10,000	$10,000	12.21%	1.00%	August 5, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429749. Member loan 429749 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Backstage employment and referral	Debt-to-income ratio:	7.14%
Length of employment:	5 years 2 months	Location:	las vegas, NV

Home town:	cleveland
Current & past employers:	Backstage employment and referral
Education:	Full Sail Real World Education

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my credit card debt into one easy payment with a fixed interest rate . I made some investments that went bad and am currently looking to get back on my feet. I travel on tour with The Magic of David Copperfield as the Production Stage Manager. I just recently decided to stop traveling. I have been on the road for the past 9 years. Currently I am in las Vegas with our show. I total, I have roughly 10,000 in credit card debt i want to consolidate. Thank you for your time and considerations! Humbly yours.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$5,520.00	Public Records On File:	0
Revolving Line Utilization:	13.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $5,520.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Do you have a savings account or any other kind of emergency fund?	hello, I do have a savings with roughly $3000 available. I took a nice hit from a few investments I had been workin on and has left me in a position to begin to try and build the savings again. I have a student loan I am currently paying on as well as an additional $3000 or so from Credit cards that is not showing on your report for some reason.
Your load description mentions that you recently decided to stop traveling. Does this mean you are in between jobs? If so, do you have anything lined up?	I am still employed and plan to be until I find a resident position with a company here in Las Vegas. My current company is aware of my desire to stop traveling on tour and has afforded me the opportunity to continue my job until I find a stationary one that supports my needs.

Member Payment Dependent Notes Series 429770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429770	$10,000	$10,000	12.53%	1.00%	August 7, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429770. Member loan 429770 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,918 / month
Current employer:	Cambridge	Debt-to-income ratio:	9.80%
Length of employment:	1 year 4 months	Location:	Sarasota, FL

Home town:	San Ramon
Current & past employers:	Cambridge, FCCI Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Requesting loan to consolidate credit card bills and pay for unexpected medical costs.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	19
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the medical expenses about? are there any chronic illnesses you are suffering?	No chronic illnesses. A back injury and a biopsy/testing, both separate in relation. I have a very high deductible health insurance policy.

Member Payment Dependent Notes Series 429795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429795	$20,000	$20,000	16.00%	1.00%	August 7, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429795. Member loan 429795 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Systems Definition Inc.	Debt-to-income ratio:	23.57%
Length of employment:	1 year	Location:	SILVER SPRING, MD

Home town:	Columbus
Current & past employers:	Systems Definition Inc., Sapphire Technology, Sage Systems Technology, HIAS, Inc.
Education:	The New School, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

My goal is to use this loan to pay off six credit cards/lines of credit that have varying APRs from 26.74% to 23.15%. Due to these high rates, and my current inability to pay more than the minimum, I have been unable to see any abatement in my credit balances. It feels like a never ending story of debt. These credit cards/lines were opened to help fund my graduate education at New School University in New York City. Since graduating in 2006, I have increased my income by $30,000, which indicates to me that my graduate education was the correct decision. I'm grateful for that opportunity and the rewards I continue to reap from my Master's degree. Yet, in my three years since graduating, I have not been able to make an impact on my debt. Recently, I suffered a miscarriage, an emotionally devastating personal moment; this occurrence, though, has inspired me to pay off my debt in the next few years so that my future children will have a debt-free, budget concious mom. Further, paying off this debt quickly will allow me to continue my education to the PhD level. My plan is to attain my PhD in literature in order to become a director of an English department. As director, I want to balance the humanities with career guidance for undergraduate and graduate English majors, a component that is currently lacking from most (if not all) English Departments. Please feel free to contact me if you need further information about my current financial situation. Thank you.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,037.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please give me an expense report, ie Income - expenses (utilities, food, transportation, phone, internet, etc)	Monthly Expenses: Household (groceries, transportation) = $642 Rent = $680 Utilities (plus phone) = $130 Bills (credit cards, car payment and insurance, undergraduate and graduate loans) = $1570 TOTAL = $3022 Monthly Income: $4000 Health care = $0 (covered by employer)
What is the current monthly total payment for the six credit cards/lines of credit you plan to pay off with this loan? Best wishes.	I currently pay between $625 to $700 per month on these credit cards/lines. My amounts fluxate due to the interest rate; further, my APRs are 24 to 26% and so paying the minimum never allows me to pay off the debt.
I have two questions: 1) I'm interested in a breakdown of your six credit cards, their balances, their interest rates, and minimum payments. Will you provide that information? 2) With your income up $30k since you graduated, will you explain what, if anything, got in the way of paying down your credit card debt?	1. A. $7414.44 total, $279 month, 26% B. $4043.77 total, $117 month, 24% C. $8449.69 total, $136 month, 29% D. $1315.74 total, $30 month, 23% E. $930.17 total, $30 month, 23% F. $500 total, $30 month, 19% 2. My salary only significantly increased within the last few months. From 2006 (date of graduation) to January 2009, my salary increase (before taxes) was only $9000 annually. My years and experience in the same career field allowed me to move into a higher paying job.

Member Payment Dependent Notes Series 429886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429886	$5,000	$5,000	11.14%	1.00%	August 6, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429886. Member loan 429886 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	Orchid Cellmark	Debt-to-income ratio:	14.52%
Length of employment:	1 year	Location:	Frisco, TX

Home town:
Current & past employers:	Orchid Cellmark, ReliaGene Technologies
Education:	University of Florida, University of New Orleans

This borrower member posted the following loan description, which has not been verified:

Need an unsecured loan

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	43
Revolving Credit Balance:	$4,093.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Would you care to elaborate on what kind of an educational investment you would like to make? Could you explain on why you entered n/a for Home Ownership? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Orchid Cellmark? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you for you interest and I can definitely answer these questions. I am a Forensic Analyst at Orchid Cellmark and I perform DNA testing on samples for various government agencies including police depts and state crime labs. I have been doing this for the past 8 years. I do have a car loan (in 2004) but it will be paid off in the next few months. I do have a student loan payment of ~$300/month. I have a mortgage on my house but only moved there a year ago so don't have that much equity yet and that's why I put n/a for ownership b/c I didn't think I could get a home equity loan. I do have a savings account with emergency funds. I can definitely verify my income with Lending Club, if needed. I have some credit card debt but it is less than $3000. My monthly gross income is $5833 and my expenses are ~$3600. I need to get some DNA Auditor training that will help me move ahead in my career and I need to pay for that training as well as hotel/travel expenses. In addition, I would like to pay off my credit cards with a lower interest loan. I have actually never missed a payment on my mortgage, car or student loans nor any other payments. I have a stable job and am very responsible with my payments.
Could you please explain the delinquency 43 months ago? Thanks.	I had a small student loan in the amount of $700 from a school I only attended for one semester. I transfered to another schoold and changed addresses several times until I graduated from graduate school. I inadvertantly failed to provide the first school with the new address and once the loan payments started, I couldn't find out about them. Once I was finally contacted by a collection agency, I paid the loan in full immediately. However, it was already reported delinquent at that point. This was also shortly after Hurricane Katrina and I was in New Orleans and it was difficult to sort this all out because the school I owed money to was also in New Orleans and was shut down for months after Katrina. I have since owned three cars and two houses and have never missed a payment for those nor for a student loan.

Member Payment Dependent Notes Series 429900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429900	$10,750	$10,750	13.47%	1.00%	August 7, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429900. Member loan 429900 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Aldi	Debt-to-income ratio:	16.54%
Length of employment:	2 months	Location:	Grand Blanc, MI

Home town:	Grand Rapids
Current & past employers:	Aldi, General Motors
Education:	University of Michigan Flint

This borrower member posted the following loan description, which has not been verified:

After being recently laid-off from General Motors I had to rely on insufficient unemployment checks and credit cards to survive financially for the past five months. I have recently found employment with Aldi, a sucessful food store chain, and am currently training to be a shift manager. With this new position I will make enough money to quickly repay a loan, I am simply looking for a means to consolidate my current debt for a quicker and easier pay-off. Thank You.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,738.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving balance looks like you have about 4500 of debt. Can you explain why you want a 10K loan to cover this? Thanks.	My actual revolving balance is much higher, close to 12000. I am unsure why it is being reported lower. I am looking to consolidate three credit card bills to make quicker pay off with one monthly payment.
Thank you for your reply. Can you explain what your new income will be and what your other expenses are? Is your income reported of 2,333 a month your current income or your new income? When will your new income come online? Thank you.	The income I reported will take effect on Monday. I have completed my training at Aldi as shift manager. My only other expenses are gas, cell phone and food.
Do you have any children? Were you paid during training? Will you have your income verified after Monday?	I do not have any children, I am being paid for training, I sent copies of two pay stubs already to the credit team through lending club.
What is the total of your fixed expenses? rent/mortgage etc. What are your variable expenses? gas, food, etc?	I do not have any rent or mortgage, my variable expenses include gas, cell phone, and food.

Member Payment Dependent Notes Series 429906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429906	$17,000	$17,000	11.58%	1.00%	August 6, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429906. Member loan 429906 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,637 / month
Current employer:	Astellas US LLC	Debt-to-income ratio:	11.82%
Length of employment:	5 years	Location:	Libertyville, IL

Home town:	Barberton
Current & past employers:	Astellas US LLC, AstraZeneca, Deublin Company, Dry Storage Corporation
Education:	College of Lake County, Northwestern University, DePaul University

This borrower member posted the following loan description, which has not been verified:

As my credit report will show, I have an excellent payment history. Unfortunately, I have several rather high credit balances, and thus, my credit rating is probably rated "fair" to "good" at present. My goals are to consolidate all outstanding credit card balances, lower my finance rate, and pay off this outstanding credit.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,676.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain your revolving debt? Specifically, why aren't you getting a loan to cover the whole of what is stated as your revolving debt? Thanks.	I recently made several large payments on my credit accounts that are not reflected in the total balance that appears in my credit report. Since July 1st, I paid down approximately $4,400 of the balance you see. Please let me know if you would like more information.
What are your responsibilities with Astellas? Thanks.	As Compliance Specialist, most of my work is related to communications & training. Primarily, I manage our online compliance training program. The modules delivered to our employees through this program teach and remind them to interact with healthcare professionals ethically and in accordance with all laws and regulations that govern our industry.

Member Payment Dependent Notes Series 430012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430012	$21,600	$21,600	11.26%	1.00%	August 6, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430012. Member loan 430012 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	(self) Castleforte Group	Debt-to-income ratio:	7.91%
Length of employment:	12 years 8 months	Location:	Tarzana, CA

Home town:	Santa Monica
Current & past employers:	(self) Castleforte Group
Education:	Art Institute of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

I have been doing professional motion graphics animation and design both on a freelance basis and as a small, independent studio, for over 12 years. Every now and then, things slow down, and clients pay late, and so I end up having to charge my credit cards more often than I would like. And as a result, I get behind, and the credit card payments keep me there. Your help is greatly appreciated. Thank you all for your time.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,249.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rate(s), balances and current pmt amts of the cards you are paying off? Why the extra $5k?	The interest rates are 29.99, 24.90 & 11.74. There is no extra, but I intend to use some of the cash to keep me padded until I receive payment from the project that I am in the middle of. I hope this answers your question. Please let me know if there is anything else.
How has the economy affected your buisiness? Is this one of those "slow" periods? Are clients behind on payments? Who, or in what industry, are your 3 biggest clients. Thank you and good luck.	I am in commercial and entertainment advertising. The economy seems to have slowed things down a bit, but not too bad. The bigger problem seems to be lower budgets and late payments. My clients range from ad agencies, the major film and television studios, as well as the top motion graphics shops in LA and NY. Please visit my site, castleforte.com, for a better idea of what I do.

Member Payment Dependent Notes Series 430033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430033	$12,800	$12,800	11.83%	1.00%	August 11, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430033. Member loan 430033 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,720 / month
Current employer:	Bristol Myers Squibb	Debt-to-income ratio:	10.65%
Length of employment:	3 months	Location:	CLEMSON, SC

Home town:	Columbia
Current & past employers:	Bristol Myers Squibb, Best Buy Co. Inc.
Education:	Clemson University

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate credit card debt that I accumulated through college. I am looking for a lower interest rate on this loan than my credit cards. I would use this loan to fully pay off those balances.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,294.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430091	$10,800	$10,800	12.84%	1.00%	August 7, 2009	August 8, 2012	August 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430091. Member loan 430091 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	SAIC	Debt-to-income ratio:	22.45%
Length of employment:	5 years 8 months	Location:	North East, MD

Home town:	Jennersville
Current & past employers:	SAIC, Montell
Education:	College of Notre Dame of Maryland

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit cards at a better rate so that I can save more towards my retirement.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	68
Revolving Credit Balance:	$15,260.00	Public Records On File:	1
Revolving Line Utilization:	77.90%	Months Since Last Record:	68
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the public record on file	I was laid off about 5.5 years ago and I fell behind on some bills. A collection agency filed in court and I got the money together (I'd started working again) and paid the debt off before the court date.

Member Payment Dependent Notes Series 430357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430357	$12,000	$12,000	12.21%	1.00%	August 6, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430357. Member loan 430357 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Retired	Debt-to-income ratio:	24.74%
Length of employment:	32 years	Location:	Massena, NY

Home town:	Potsdam
Current & past employers:	Retired, Alcoa Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am one of the thousands of people who have too many credit cards and too much high-interest charges on those credit cards. My husband passed away a few months ago, and, as part of re-structuring my life, I am determined to pay down my high-interest credit card debt. By using every cent of my loan to pay down current credit cards, I will have more of my income available to eventually be debt free. My goal is to re-pay the loan and pay off any remaining debt (approximately another $25,000) at the same time. If I can get a jump start with a large chunk of money, it would be possible for me to be debt free (or close to it) by the time my loan is paid off.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1968	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,025.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430373	$5,000	$5,000	11.89%	1.00%	August 5, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430373. Member loan 430373 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	EDUCATORS INC. Private Christain Schools	Debt-to-income ratio:	18.20%
Length of employment:	4 years	Location:	MERRITT ISLAND, FL

Home town:	Newark
Current & past employers:	EDUCATORS INC. Private Christain Schools, CHC PRIVATE SCHOOLS
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

We are a Private School , Accredited and operating for 17 years. We are a school that services students on Goverment Loan that are low income. We now hae opened a new school and our Goverment Scholarship program has to be bonded for 2 years then we get Bond back. We are in need of Bond money only. Our school is on a budget and debt free. Need help thanks.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,984.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430405	$9,250	$9,250	14.11%	1.00%	August 7, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430405. Member loan 430405 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Park Dental	Debt-to-income ratio:	19.90%
Length of employment:	7 years	Location:	Jordan, MN

Home town:	Waconia
Current & past employers:	Park Dental, Friendship Manor Nursing Home
Education:	Minnesota State University-Mankato, Normandale Community College, Hennepin Technical College

This borrower member posted the following loan description, which has not been verified:

I have a great job in the dental field that I love. I will be doing dental til I physically cant anymore. I have been at the same place of employment for 7yrs, they hired me right out of school. It's what I am suppose to do. I recently got married and our plan is to get rid of all our small debts. My husband has been at his job for 23yrs and has a great pension. He will be there til retirement. Are hopes are to look into a townhome in 3yrs, we will be empty-nesters. I would use the money to pay off all the small bills that are present and make one lump payment. We, I, just feel we are not getting ahead due to the small bills. We have consolidated some to save money, cell phone and car insurance for example. It just would help us sleep at night and enjoy life. Consolidating to ease. Thank you

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	29	Months Since Last Delinquency:	15
Revolving Credit Balance:	$978.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please explain the three delinquencies your credit report shows over the last two years? Thank you	Have to get personal..I was living with a guy for 7yrs. He took care of everything. I, with my daughter, moved out when I found out he had a gfriend on the side. I moved into a 1br apt and struggled. Fell way behind. I was willing to let some things go delinquent so my daughter could have a xmas,bday, etc. I am newly married and in a better place. Things are looking up for me. I have a great job, husband and daughter. My life is great. Delinquencies is not what I wanted...but I felt, in my heart, that things would work out.
Are you able to explain why you are requesting $9,250 yet your revolving balance on your credit report shows only $978 in used credit? If it is an error by Lending Club, please contact them to fix this error asap.	I have a student loan that I would like to pay off. I also borrowed money from my dad, when I had to move out a year and a half ago. Hes been so patient and would love to give him his money. He is retired, but wrking minimal hours for something to do. Just for peace of mind would like to pay him off. As I said before, I struggled when I moved out with my daughter...I am happily married and in a good place now. Just want to consolidate to rid my headache. Thank you..feel free to contact again with any other questions.
Thanks for the reply to my questions. I have a few follow-up questions: 1) What is the balance and interest rate on your student loan? 2) If you get a lending club loan and pay off your student loan, are you aware that you will lose any student loan interest deduction that you can take? 3) What is the balance and interest rate on the loan from your dad? Thanks.	I believe the student loan is 9.5. I am aware of the lose of deduction, but the loan would be pd off. With my dad, there is none. I know what you're thinking. But you have to understand that he borrowed it to me a 1.5yrs ago. Its time..hes been patient enough. I have recently saved enough to pay off another bill part of my 'consolidation headache' in full and am trying to get in touch with cust serv to lower the amount that I would like to borrow.

Member Payment Dependent Notes Series 430622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430622	$4,000	$4,000	17.26%	1.00%	August 10, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430622. Member loan 430622 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Lakeside Bank	Debt-to-income ratio:	8.96%
Length of employment:	5 years 4 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Lakeside Bank, Chicago Park District
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

Using this loan to get a lower interest rate on current outstanding loan.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,315.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 430633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430633	$10,000	$10,000	9.63%	1.00%	August 11, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430633. Member loan 430633 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,642 / month
Current employer:	Retired	Debt-to-income ratio:	1.35%
Length of employment:	9 years 10 months	Location:	Crawford, TX

Home town:	Champaign
Current & past employers:	Retired, Control Data Corporation, Harvard University, Smithsonian Institution, University Of Illinois, Illinois Power Co.
Education:	Control Data Institute, Tarrant County CC

This borrower member posted the following loan description, which has not been verified:

A unexpected tax lien requires quick action. This lien is on debt free property of 5 acres with a 4 bdrm 3 bath manufactured home.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,876.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you don't mind answering these questions: What is your source of income? What is monthly mortgage payment? When you did work what was your occupation? What was your position at Harvard? You seem to have retired early (based of earliest credit line.) Is that correct ? and why was that? Sorry some of these are personal questions so its up to you if you want to answer these. But when I see something unusual I like to know more before investing.	Type your answer here. Income - Social Security, Rental, annuity, Contract for Deed mortgage 821 month Harvard- Senior Electronic tech Work, Computers, Electronics, Consulting Retired at 62 - Wife had Cancer
Is this your home or an investment?	Type your answer here. My wifes prior home and land used as investment income

Member Payment Dependent Notes Series 430646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430646	$15,000	$15,000	12.84%	1.00%	August 10, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430646. Member loan 430646 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Santa Monica UCLA Medical Center	Debt-to-income ratio:	9.75%
Length of employment:	13 years 7 months	Location:	Palmdale, CA

Home town:	Havana
Current & past employers:	Santa Monica UCLA Medical Center, Kaiser Permanente
Education:	Los Angeles Community College

This borrower member posted the following loan description, which has not been verified:

I have been in my present job over 13 years. Have a lot of debt and am looking for a way to pay off a credit card that went from zero percent interest to a large 26%. We don't have any equity available in our home and are open to negotiate a good loan.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	46
Revolving Credit Balance:	$33,981.00	Public Records On File:	1
Revolving Line Utilization:	77.10%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I understand the 0% was a short term offer. The question is, why did you not pay the full amount before the offer expired?	Type your answer here.I did not have the amount available. It would had been acceptable to pay between 9% and 15% interest, but not 29%.
Also, why did you accumulate that much debt? and what are you doing to not do it again?	Type your answer here.I had a few home renovation projects last year that took a lot more money than I anticipated. Obtaining this type of loan is a good start to pay off my debt. In this economy I am starting to pay for things only when I have the cash available.
Hi, What do you do at the medical center? can you describe your monthly expenses? thanks	I'm an Interventional Radiological Tech., my monthly expenses are mortgage, various credit cards, car payment, utilities, phone, cable and food.

Member Payment Dependent Notes Series 430666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430666	$8,800	$8,800	9.32%	1.00%	August 10, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430666. Member loan 430666 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,983 / month
Current employer:	Improvement Direct	Debt-to-income ratio:	2.37%
Length of employment:	2 years 8 months	Location:	Chico, CA

Home town:	Sierra Valley
Current & past employers:	Improvement Direct, OCSC Sailing, Holiday Inn Chico
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

Hello Friendly Investors, I have decided to put my toe into the world of Real Estate by purchasing my own Time Share Property. I have used my savings to give the small down payment at this time and was given a loan for the rest. That loan is financed through the property company and has a fairly high interest rate. I am able to get a better rate with Lending Club and the other loan has no early-payment penalty. My hope is this much better interest rate will get me out of debt faster while still within my budget. I have a full time job that I have been at it for 2.5 yrs with a very low credit card debt that I am about to eliminate in the next year. Please help me in this quest to become a deed holder on my first minor investment. Thank you so much for taking the time to read this and hopefully assisting with the cause. Sincerely, -A

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,483.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be using this timeshare for your own use or for selling your time to others?	Hello, Thanks for the question. I am planning on mainly giving my family and friends a cheap way to get away for a week or two. I plan on trying to use it at least one time a year or maybe saving up weeks to take a month off every couple of years. I love to travel and this allows me to do that cheaper and with more people I care about easily.
I am all for RE, but time share property usually is a lousy investment, unless you use it for pleasure. If you are to pay off this loan, in what time period may you be able to pay it off, as Ia am sure you want to maintain your pristine credit? What is the balance of the credit? the same amt you need to borrow?	Hello and thank you for the question, You are correct. I am not truly planning on this being an investment in the true sense. I am a traveler and really wanted this to be for personal use. I am planning on selling a week here and there to assist in the yearly fees of the property but not as a primary goal. I am going to plan for the full 3 yrs on this loan for payment timeline. I may put extra money into the payments if I have extra sometimes but that will be as it comes. I have a small amount of savings that I will be using to pay off the balance of the loan so that I only have the one loan payment per month. I hope that answers your questions. Have a wonderful day, Andrew

Member Payment Dependent Notes Series 430667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430667	$8,000	$8,000	9.63%	1.00%	August 5, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430667. Member loan 430667 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	CardUSA, Inc.	Debt-to-income ratio:	9.20%
Length of employment:	8 years 1 month	Location:	Hallandale, FL

Home town:
Current & past employers:	CardUSA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Wedding

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,060.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430706	$8,500	$8,500	10.95%	1.00%	August 10, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430706. Member loan 430706 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Remote Control-Rotork	Debt-to-income ratio:	0.43%
Length of employment:	9 years 7 months	Location:	Hope Valley, RI

Home town:	Westerly
Current & past employers:	Remote Control-Rotork
Education:

This borrower member posted the following loan description, which has not been verified:

I have several leaks in my roof. I have already had estimates done to replace and fix the roof by licienced/insured people. I really need to have this done since the excessive rain has my ceiling actually crumbling down with each storm.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at Remote Control-Rotork? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1.) No car loans. Just regular monthly bills like electric, cable, car insurance, etc. 2.) What I do for work is somewhat complicated to explain. I build Actuators which are like valves to open and close lines (gas, water, and so on). You can go to the website for more info: http://www.rciactuators.com 3.) I have a savings account and checking account. Both combined would cover about 2 to 3 months living expenses. I am trying not to totally wipeout both accounts to have this work done- which has to be done since the ceiling is falling down a little more which each rain storm. 4.) I am not sure how to verify my income. If it is easy to do, I wouldn't mind.

Member Payment Dependent Notes Series 430755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430755	$9,300	$9,300	9.32%	1.00%	August 11, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430755. Member loan 430755 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Nordstrom	Debt-to-income ratio:	12.15%
Length of employment:	8 years	Location:	CHICAGO, IL

Home town:	Columbus
Current & past employers:	Nordstrom, The Limited, Inc
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Too much spending in my 20s lead to too much debt in my 30s. For the past month, I've been tracking my finances thru Quicken online and realized I pay more in credit card payments than rent! I've been using cash/debit almost exclusively since January but recently realized that I can't continue the trend without consolidating my debt. For the past couple of days, this problem has honestly been the 1st haunting thought that comes to mind when I wake up. I always pay my bills, I have over $2,000 in savings to take care of any mis-haps or unexpected expenses which helps. I'm getting older and, as a result, tired of this non-sense - no more credit card debt! I've now controlled my impulse shopping habit (I work in retail, so that is very hard to do!) and I actually feel comfortable saying "no" or "I can't afford that" when asked to go places or do things. Getting this loan will cut my payments down to half and help me stay above water each month. It will give me a solid gameplan and timeline to get rid of my credit once and for all...and eventually get Back in the Black. P

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,498.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Not a question, but a sincere congratulations!! Realizing your spending and being able to control it is not easy and is a good first step to financial freedom... I wish you well!!!	It is definitely not easy - more of a lifestyle change :)
I would like to help fund your loan, but have a few questions. Can you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $2,498.) Do you have any other outstanding debts, apart from the debt you are attempting to consolidate, like a car loan or student loans? Can you give a short description of the type of work you perform at Nordstrom? How many months of total living expenses will your savings account and/or emergency fund currently cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi Stocks Man, I'll give answers in corresponding order: -Credit Cards to consolidate: -American Express Gold $3100 - open and active account (all is flexible spending which includes travel charges carries over to next statement). I did a lot of traveling earlier this year and had the have fun now and pay later mentality...only to find out I can't really afford to pay later. -American Express Green $3700 - closed account a couple of years ago...flexible spending is what's left over so I'm not sure why that's not showing up? -Nordstrom retail credit card $2600 - not closing the account, but have only used this card 1x in past 6 months. All clothing I buy is in cash now. I'm not sure why this isn't showing either? ---I'm not sure how AmEx works with credit history. Since any charge I put on there under $200 is paid the following month, that could explain my active card???? I'm not sure how that metric works? My gym dues, cell phone, internet and gas for my car are monthly expenses that are charged to this card. I also put any travel - flights, hotels and rental cars - on there too. This is part of my "flexible spending" that I only have to pay a portion of every month, but the portion they make me pay each month really just covers the interest $$ I pay each month. -Other outstanding debt - but not looking to consolidate -Car payment each month of $383, 4 more years on loan left. I have a loan with 7% interest and about $18000 to go. -US Government $700 in back taxes from 2007. I sold stock in 2007 for cash and I didn't know you had to pay taxes on what you gain. I thought it was free money until I receive notice about 4 months ago. I did not include this in my overall total - I can pay as much or as little as I want towards that each month at a very low interest rate. -Work experience - asst buyer...work with buyers to place the right product in the right doors at the right time, and promote product to department managers and salespeople. I also travel 1 week per month to other stores in this region. I've worked for this company since I graduate college in 2001. -Savings that cover expenses - Only 1 month...I realized this last Friday night, then freaked out, and that prompted me to take action. For the past 4 months, I've been transferring money from Savings to my checking to cover expenses - each month I've been taking out more than I put in (10% of my income is directly deposited to savings) -Verify income - yes, I'm not sure how to do it but will find out. Please let me know if this answered your questions. I am happy to discuss anything else further! Paula
Your credit report shows only 2,498.00 revolving debt. Why do you need 9300?	Please see answer to StocksMan above. I'm not sure why it doesn't include my rolling balance from 2 other credit cards?
I have probably the most important question here. Do you like the song Back in Black by AC/DC? You seem to have developed the proper mindset that credit cards are evil. I don't pass up opportunities to take interest from them. I'm in. Best of luck.	Ha! Of course. Thanks!

Member Payment Dependent Notes Series 430767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430767	$15,000	$15,000	11.48%	1.00%	August 10, 2009	August 16, 2012	August 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430767. Member loan 430767 was requested on August 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	SGASI Production Staging	Debt-to-income ratio:	7.35%
Length of employment:	1 year 7 months	Location:	ORLANDO, FL

Home town:	Bayonne
Current & past employers:	SGASI Production Staging, US Army
Education:	Valencia Community College, University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate three credit cards that I have. They total a little more than 15000 but I do not need any more than that. I think I am a very qualified person for this loan because I have only had one late payment since I was 18 and I am now 31. The late payment happened in 2004. My credit score is about 755. The late payment happpened because of a family emergency while I was in the Army. I will be using the money to consolidate three Chase credit cards that I have. (The reason I have three Chase credit cards is because they bought out the two other companies that I orginally got the credit cards from.) I would just like to have one fixed payment a month instead of worrying about 4. They also have been raising interest rates on my credit cards because of the times that we are going through right now nationally. I hope this helps you out with what I am trying to do.

A credit bureau reported the following information about this borrower member on August 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	68
Revolving Credit Balance:	$16,055.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from the debt you are attempting to consolidate, like a car loan or student loans? Can you give a short description of the type of work you perform at SGASI Production Staging? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	No I do not have a car loan or student loans. I own my car. It is fully paid off. The army pays for my school and they give me $1,444 a month extra from the Post 9/11 GI bill. I do have another debt though. I have a rooms to go credit card with a balance of 1800 for furniture that I bought. It has a 0% percent interest rate until Jan. of next year as an Intro rate. At SGASI production staging I am a warehouse manager. We build all the stadium seating and stages for all sporting events and meetings that major corporations have. For example we always do Wrestlemania and the Superbowls. We also do all the convention centers for all the meetings that companies have in there. You can actually google us. If it does not pop up for you, try to google SGA production staging. The reason for that is we just bought out a company named ASI to take the rest of the industry. You should be able to get information on the company by going to sga.net or sgasi.net. I am almost positive that is our website. I can check at work tomorrow and find out the exact website. I do not have a savings account or any other kind of fund like that. Yes I will verify my income. The reason why you or other people might not believe my income is because 14,000 of my income a year is from the GI bill that I get from the army for going to school full time. But I am willing to do anything you would like me to do. I hope this helps you out and contact me anytime you need anything from me. Last thing, I do not pay rent by the way but there was no option for that on the application status. I do pay some house bills but not rent because I live with my brother and his family. I pay the cable and electric bills here. Sometimes the water bill.

Member Payment Dependent Notes Series 430770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430770	$12,800	$12,800	12.84%	1.00%	August 6, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430770. Member loan 430770 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	u.s. navy	Debt-to-income ratio:	11.62%
Length of employment:	7 years 5 months	Location:	ravenna, OH

Home town:	bloomington
Current & past employers:	u.s. navy
Education:

This borrower member posted the following loan description, which has not been verified:

Hello. I currently have approx. 9,000 in credit card debt with 4 major accounts. the minimum payments each month are a hassle and make it extremely difficult to focus my efforts each month toward making real progress. I just want to make out 1 check each month and focus on getting everything under control. I'm in the U.S. Navy and can provide a leave and earnings statement to prove my income can easily handle the monthly payment that would come with this loan. Is there anyone out there looking to loan an honest guy 8,000 for 3 or 4 years at 15% or less? the only other offers on the table are ridiculous, (i.e.-20%)

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,957.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description your role and position in the U.S. Navy? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	No problem. Me and my wife do have a car loan with a monthly payment of 350 that is going to be paid off next may. Currently I am an E5 petty officer approaching 8 years service, and literally knocking on the door of E6. honestly we do not have money saved at this point to necessarily be considered an "emergency" fund, but I would like to add we live comfortably each month and this loan is simply something i'm seeking as a convenience so that rather than pay 4 credit cards monthly, i wish to make 1 large payment each month that i can more easily track. Plus my wife is going to be going back to work soon (she gave birth in feb.) I would have no issues providing a Leave and Earnings statement to verify current income.

Member Payment Dependent Notes Series 430804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430804	$15,000	$15,000	16.00%	1.00%	August 10, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430804. Member loan 430804 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Maritz LLC	Debt-to-income ratio:	7.83%
Length of employment:	19 years 9 months	Location:	Arnold, MO

Home town:	St Louis Park
Current & past employers:	Maritz LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I am wanting to consolidate my credit card bills into one payment.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	38
Revolving Credit Balance:	$18,503.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430831	$25,000	$25,000	11.58%	1.00%	August 11, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430831. Member loan 430831 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Network Controls & Electric Inc	Debt-to-income ratio:	21.05%
Length of employment:	1 year 2 months	Location:	Simpsonville, SC

Home town:	Greenville
Current & past employers:	Network Controls & Electric Inc, ebridge Technologies Inc, Piedmont Natural Gas
Education:	Furman University, Clemson University

This borrower member posted the following loan description, which has not been verified:

Loan of $25k to cover tax liability associated with K1 earnings in 2008.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,380.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings. A couple of questions: 1) please explain the nature of the Limited Partnership(s) that created this tax liability, 2) will you be incurring similar sized tax liabilities going forward, 3) have you received, or do you expect any cash distributions from the LP(s) going forward, and 4) what is the estimated value of the LP interest(s), and can it/they be sold? Thanks.	It is an S-Corp that I am 60% owner of and CEO of the company. I expect to have continued earnings from this company reflected in K1 statements. My company's value would be somewhere close to $5M, based on 11M in revenue this past year. I will be expecting dividends to be cut from this company in the future to cover future tax liabilities. However, I did not own the company the full year in 2008 and this affected dividends. The stock can be sold.

Member Payment Dependent Notes Series 430886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430886	$10,000	$10,000	12.53%	1.00%	August 11, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430886. Member loan 430886 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	KeyPoint Credit Union	Debt-to-income ratio:	12.83%
Length of employment:	2 years 11 months	Location:	Santa Clara, CA

Home town:	Manila
Current & past employers:	KeyPoint Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

consolidate debt

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,882.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am interested in funding your loan, but have a couple of questions, 1) Are you willing to verify your income with Lending Club? This will greatly encourage other people to fund your loan. You can contact them to determine the best way to do this. 2) Your revolving credit balance is $8k, but you have requested $10k. What do you intend to do with the extra? 3) How did you accumulate the $8k in debt, and will you continue to accumulate this kind of debt in the future? Thanks!	1.) I am willing to verify my income. Pls. let me know if you would like me to fax over my paystubs. 2.) I requested $10K because I am also moving to a new place and planning to use some of the money the new place, ie..deposit and then pay it off with the loan. 3.) I accumulated my $8k in debt by credit cards debts which I had to use because of school finances and my parents had to move in with me until they finally moved into a senior place and I was the only one paying the bills in our household. But that's why I want to consolidate my debts and pay off my loan and once I catch up, I would not have to accumulate the same debt.
Thanks Jhoanna. You can contact member services, their number is on the contact page https://www.lendingclub.com/info/contact-us.action (866) 754-4094 and they'll help you verify your income. Best of luck!	ok. thank you.
What is your job at KeyPoint Credit Union? Have you contacted Lending Club about verifying your income? Thanks.	I am a Bankruptcy Specialist at KeyPoint Credit Union. Yes, I have contacted Lending Club from the beginning of my loan process and I was advised that someone will be contacting me if they need to further verification.

Member Payment Dependent Notes Series 430908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430908	$7,800	$7,800	13.79%	1.00%	August 10, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430908. Member loan 430908 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Harbour Club	Debt-to-income ratio:	21.18%
Length of employment:	5 years 11 months	Location:	Dayton, OH

Home town:	Lima
Current & past employers:	Harbour Club
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I would like to pay a lower interest rate on my credit card debt. My husband and I have worked hard to get our finances under control over the past 5 years and feel this will help in accomplishing our goal of being debt free by 2012. I have a good credit history with a decent income. I do not paying housing costs because I manage an apartment community and have been for almost 6 years. I am a good candidate for this loan because I pay all of my bills on time and pay at least 3 times the minimum balance on my credit card balances. Thank you so much for your help!

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	55
Revolving Credit Balance:	$4,601.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $4,601.) Do you have any other outstanding debts, like a car loan or student loans? What is the current occupancy rate at the Harbour Club? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Absolutely. All of the debts are credit cards, mine and my husbands. The $4601 (mine) are over 4 credit cards with interest rates 19%-29% my husbands are over 2 credit cards totaling $2956 with 16% and 24% interest rates. I do have a student loan with the balance being around $4000 and my payments are $62.75 per month (I pay $100). Our vehicles are paid off. Harbour Clubs occupancy as of week nding 7/26 is 92.4%. We do have an emergency fund with $3475 and it is contributed to bi-weekly. I have no problem verifying my income, I have my tax forms and w-2s ready I am just waiting on a return call from Lending Club. Any further questions, please let me know I would be happy to answer them.
Hi: Does your husband also work for the Harbor Club? If not, does he also work and is his income included in the amount listed? Thanks.	No my husband works for Goodrich and his income is not included. His income is a little more than $36000 a year. Just a side note I'm trying to verify my income with Lending Club and am getting the "if you are required to verify your income we will contact you." So I sent an e-mail to the credit department this morning asking them to please verify it for you all. I haven't heard anything back yet. I have W-2's and tax forms waiting. :) Thanks for your inquiry!
Hi again: I would like to help fund your loan but I need to have your income verified first. Thanks.	I understand totally. The credit department has still not gotten back to me. I called again today (the 3rd time I have talked to customer service, and I have sent 2 e-mails) and they keep telling me the same thing..."if they think they need to verify my income they will contact me." If they would tell me where to fax the info it would be there within the next five minutes. I'm just not getting any help on that end. From my point of viewI know it would help me attract lenders. I understand even more from your point of view that you have to be careful where you invest your money. At this point all I have is my word and my W-2 and tax forms sitting by the fax machine.

Member Payment Dependent Notes Series 430916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430916	$21,125	$21,125	13.16%	1.00%	August 11, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430916. Member loan 430916 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,717 / month
Current employer:	Shaw Group	Debt-to-income ratio:	11.47%
Length of employment:	1 year 5 months	Location:	Sugar Hill, GA

Home town:	New York
Current & past employers:	Shaw Group, Fluor Corporation, Worley Parson, Siemens, Georgia Power
Education:	DeVry University-Georgia

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate and close 3 accounts in 1 loan.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$113,283.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe what your revolving credit lines consist of, ie how you acquired the debt? At 81% of 113K, even with your high income that seems like a pretty high debt load. What do you do at Shaw group? Are there any future expenses that may increase that debt? Thank you.	I have mortgages for rental properties and credit cards and car loan. I'm an engineer at Shaw and real estate broker that handles property management and sales for a small firm. I do not expect any future debt to increase my debt.
Thank you for your reply. How much of the credit line is mortgages vs credit cards vs car loans?	Most is of it is a HELOC that was used to consolidate student loan. About 10% is credit cards and 25% car loan and one personal loan (5%).

Member Payment Dependent Notes Series 430920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430920	$12,000	$12,000	9.63%	1.00%	August 6, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430920. Member loan 430920 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	HGL WELFARE FUNDS	Debt-to-income ratio:	19.40%
Length of employment:	5 years 2 months	Location:	West Orange, NJ

Home town:
Current & past employers:	HGL WELFARE FUNDS
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two credit cards at a fixed rate. I will make a good loan candidate, as I have never had a single late payment in my entire life.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,659.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at HGL Welfare Funds? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a car loan that will be payed off in 2010. I will then keep that car at-least until this loan is fully repaid in 2012 if not longer. My tasks at work would mainly be classified as IT, but I also branch into other departments. This place has no turnover and everyone works their 30 years and retires with 2 pensions and an annuity account. I can tap into that annuity account in an emergency, but have no plans to. At the time of starting this loan I clicked the box allowing lending club to verify income, but I will further contact them if there is more to the process.

Member Payment Dependent Notes Series 430924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430924	$7,775	$7,775	12.21%	1.00%	August 5, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430924. Member loan 430924 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Grays Harbor Communications	Debt-to-income ratio:	14.86%
Length of employment:	12 years 9 months	Location:	Aberdeen, WA

Home town:
Current & past employers:	Grays Harbor Communications
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to consolidate 4 credit cards into one payment. My goal is to get completely out of credit card debt permanently. 2 of the accounts have deferred interest if balance is paid in full by September. I hope to have balances refinanced by then to avoid an additional $900 or so of deferred interest. The other 2 accounts have higher interest rates than I want to pay. I will be closing all 4 accounts after payoff. I have been employed continuously with the same company for 13 years, have sufficient income to repay this loan, I pay my bills on time and my credit score matters to me.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,013.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or home equity loan? Can you give a short description of the type of work you perform at Grays Harbor Communications? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a loan on my 2007 Dodge Caravan and A mortgage but no home equity loan. I am a 911 Dispatch Supervisor at GHCC. Savings? No. Verify income? Yes.
Hello, I am interested in funding part of your loan. Could you please verify your income/employment with Lending Club? (I think you have to send them W2's or pay stubs.) Also, I noticed your revolving debt is $10,000 but you're only requesting $7,775. Why the discrepancy? What are your major monthly expenses? How much do you have in savings in case of unexpected circumstances? Thanks, John	I believe the discrepancy in the revolving debt is because I have one Credit Account that I use for all my day to day expenses, thus earning airline miles, and then pay it off once a month. My major monthly expenses are my Mortgage, Car Payment & then general everyday expenses associated with raising children. I do not have much in savings, I try to budget for what my family needs and hope we dont have to crash the vacation fund to often. I will verify income. Thanks.

Member Payment Dependent Notes Series 430930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430930	$10,400	$10,400	16.32%	1.00%	August 11, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430930. Member loan 430930 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Cushman & Wakefield, Inc.	Debt-to-income ratio:	8.87%
Length of employment:	2 years 1 month	Location:	Clifton, NJ

Home town:	New Brunswick
Current & past employers:	Cushman & Wakefield, Inc., Foot Locker
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I have very high interest on some credit cards. I would like to consolidate all of this debt into one, lower interest payment. I always pay every card on time - even with the high interest. I never miss a payment. I have tried over the years to pay off the balances but the high interest rates make it very difficult. I am very concerned about my credit rate and will ensure that I make payments on a timely basis.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,991.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Mm1315, On what did you spend the $13,991.00? What is your occupation? Thank you	The debt accumulated right after I graduated from college and was living on my own in New York City. About $7k of it had been spent on dental bills due to some bad luck I had with multiple root canals. The rest was living expenses. I do not depend on my credit cards anymore. My occupation is a Senior Financial Analyst for Cushman & Wakefield, Inc. Thank you.
Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I would be willing to verify my income. I will contact the Lending Club in order to see how to do so.
I'd like to help. Do you currently carry dental and health insurance? Will you explain to us how this consolidation will effect your monthly cashflow (please include figures). Do you have any major purchases upcoming: car, house, marriage expense?	Yes, I do carry both dental and health insurance and both plans have good coverage. Since the interest payments are very large on my credit cards, I expect my cash flow every month to increase by $300. No, I do not have any major purchases coming up. I currently have a car and rent an apt. Thank you for your interest.

Member Payment Dependent Notes Series 430951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430951	$20,000	$20,000	13.16%	1.00%	August 11, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430951. Member loan 430951 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Candaian national railroad	Debt-to-income ratio:	6.75%
Length of employment:	17 years	Location:	Proctor, MN

Home town:	portland
Current & past employers:	Candaian national railroad
Education:

This borrower member posted the following loan description, which has not been verified:

I am currently working at a high paying job and wish to clear credit card debt quicker and easier.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,894.00	Public Records On File:	1
Revolving Line Utilization:	78.60%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe what your current debt consists of/how you got it. Are you finished accumulating debt, or are there any new expenses that may continue to increase your debt? Also can you contact lending club customer service and ask to have your income verified? Thanks.	Thank you for the question, it is a good one. The answer to the first is that I am done accumulating debt. If the market hadn't tanked over the last year I would currently have no debt. To sell my company stock as well as any in my private account would be a harder hit than paying the interest on a loan to clear the debt I currently carry. Lending Club is more than welcome to very my current income as well as any other information on my application. Thank you R.S

Member Payment Dependent Notes Series 430967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430967	$25,000	$25,000	15.68%	1.00%	August 11, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430967. Member loan 430967 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,583 / month
Current employer:	Nationstar Mortgage LLC	Debt-to-income ratio:	12.96%
Length of employment:	9 years 1 month	Location:	Richardson, TX

Home town:	Dallas
Current & past employers:	Nationstar Mortgage LLC, Microsoft
Education:	University of TX at Dallas

This borrower member posted the following loan description, which has not been verified:

My goal is payoff 3 credit cards. I will keep 1 after consolidation for everyday bills and close the other 2 accounts. The cards rates have gone and up and I dont feel like I can catch up. Goal is consolidate and pay it off. I have good credit and pay on time.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,672.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
an you verify your income through lending club?	Yes, I can verify my income. BUT how do I do so through lending club?
Can you describe what you do at your job? To verify income through lending club contact customer service, they will ask you for W2s or paystubs to complete the process. Then there will be a star next your income saying it's verified, and that will attract more lenders. Thank you.	I am a Vice President in the IT dept managing the Project Mgmt Office and Business Intelligence. I did receive lending club income verification request. I will be submitting the docs in the next 24 hours. Thank you.
Any update on the income verification process? Thank you.	I did email all my docs this last Sunday night. I did get call yesterday from Lending Club to confirm a few items. I did call them back today and waiting for a return call.
You show revolving credit as $14672 but are asking for $25,000. What will the extra $10,000 + be used for? Do you have other debts?	There is a Chase and BofA card that will be covered by the 25K.

Member Payment Dependent Notes Series 430968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430968	$24,250	$24,250	20.11%	1.00%	August 11, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430968. Member loan 430968 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Self-Employed	Debt-to-income ratio:	15.19%
Length of employment:	4 years 2 months	Location:	Brooklyn, NY

Home town:	Cherry Valley
Current & past employers:	Self-Employed
Education:	Hamilton College-Clinton, University of Pennsylvania, Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

Hi -- reinstating my loan request. Our accountants had not yet finished our personal taxes (we filed extensions) at the time of my last loan request, so despite the number of people interested we couldn't move forward. This is now completed, thankfully. So here's the story: My girlfriend and I run a small but growing fashion company. We want to keep growing, and are soliciting investors. At the same time, we'd like to put some more money into the business as well, and increase the equity. You can help us increase our equity by lending to me. Our business has been around for four years here in Brooklyn, and has been profitable for the past three years. We operate two store locations in Manhattan and Brooklyn, and sell on our website. We offer a wide range of products, from handbags and clothing to shoes and accessories. We look forward to 20-30% growth this year, and the money we receive will help us toward that goal. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,943.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It sounds like you have a wonderful business. If you would, will you please share your capital deployment plan, how you specifically expect the investment to help you reach your annual growth target, and who your target customer/demographic is? Thank you very much.	Hi. Absolutely. It's pretty simple -- the additional money will help us to secure additional inventory for selling in September, for our store locations. The capital infusion will have the added bonus of raising the amount of equity in the company, which will enhance the value of the business's collateral and help us to secure regular sources of funding for future growth. We target the female consumer of all ages, across the country (through our website.) Obviously one of our core demographics is young professional women, who appreciate style and quality, but are looking for an independent label to differentiate themselves from their peers. We also have a large portion of creative customers, from the advertising, fashion, and art and music fields. Thanks for your great question! My answer was somewhat general, but I am happy to get into even more specifics for people.
Very interested. Can you share the website?	Yes, I am happy to share the website. But anybody who would prefer this transaction remain anonymous, do not visit :-) I'll use the link that doesn't give it all away: http://hhbags.com
Can you verify your income with Lendingclub? I believe you need to contact customer service to do so and send W2s or paystubs. Can you describe how the company has been doing in the current economic climate? Have you seen, or do you anticipate, a change in sales patterns? Thank you.	Hi -- I am sending in the required forms today to Lending Club. Yes, I can explain how we have been doing -- We sell direct to customer, and also have a wholesale business. We started seeing declines in our wholesale business last year in the spring, followed by larger declines and problems with our wholesale customers paying and staying in business in the fall. Overall our wholesale business is down about 50%. At the same time, our storefront in Brooklyn has increased sales over last year and the year prior, and our website sales are up 40% over last year. Our Manhattan store is beating our expectation for sales as well. Basically, our customer is out there, and continuing to buy and discover our products, and the portion of the business where we sell directly to the end consumer (more than 50% of our business now) is growing continuously. As the economy improves, the wholesale side will pick up, but the direct business (where we make better margins as well) will grow even faster. We have done a lot to control costs in the past six months, streamlining our operations to focus on direct sales. Hope that helps to answer your question.
Please explain the 38 month since last delinquency. Thank you	Hi. It was a payment on a credit card. I had a Capital One Visa for nearly seven years -- without warning, they raised my rate above 20%. I canceled the card and sent out a final payment. However, I made a mistake, and did not include some fee or finance amount that was required to close the card completely. I then went on vacation. When I got back, I missed the letter in the mail, and didn't realize until I received a second statement in the mail. I immediately paid the overdue amount, and the card was finally closed. I apologized and explained the problem to them, acknowledging my error, but telling them that I would never get another Capital One card because of the interest rate hike. They closed my card and alerted one of the credit bureaus. I found out about it when my credit rating dropped at one of the bureaus. I called Capital One to ask if they would remove the delinquency, considering it was a very small amount and I had had the card for so long. They immediately notified the other two bureaus and my credit dropped there too. So, to make a long story short, I did in fact miss a final payment for the card by two billing cycles. Hope that helps to explain it.
I am definitely supporting the two of you... I'm very impressed. I will be forwarding your site to a few friends as well! Just a couple quick questions... What do you do for advertising? Do you advertise on the internet? And do the two of you run the whole show or do you have employees? Thank you and Good Luck!	Hi, thanks for the questions. We do advertise online, although we try to be smart about the cost/benefits thereof. Free press or blog posting is the most cost effective. We also have a presence on Facebook, Twitter, Flikr, and other social media sites. We make paid advertisements on certain blogs, through Google Adwords, and only very infrequently in print media. We have a number of employees who help us manage things, including store staff, several designers, and customer service and warehouse staff. Thanks for the compliments!
If the business is doing so well, why do you need to take out a loan at 20%? Can't you get a small business loan from a bank at a better rate? Thanks for considering this question... Aaron	Hi Aaron - Good question. The business is doing very well -- but we have only been in business 4 years, and while we have been profitable for three years, the debt to equity ratio is not within the range now required by most banks. Part of the reason for taking out a personal loan is so that I can invest the money into the business, and reduce the debt to equity ratio, and improve our balance sheet. We already have a SBA loan for a small amount, which is securitized with the business assets, and our bank is unwilling to increase it because of the debt to equity ratio. Any other business loan we get is based on personal credit, and at the same or higher interest rates. Thanks for the question!
Glad to hear that your business is doing vey well. Given that your bank has some concern about your debt to equity ratio, I was wondering how leveraged your balance sheet is, care to share the debt to equity ratio? Is the business generating sufficient cash flow to cover the busines debt service?	The majority of our debt is trade debt, on which we have generous but not infinite terms. The debt to equity ratio currently is 6:1, but it has been higher in the past. We generate more than sufficient cash flow to cover our debt service, but would like to take more of our trade debt into bank debt, or eliminate it.
Thanks for replying to my inquiries. I am investing a small amount towards your loan. Good luck. No need for you to reply back.	thank you! and thanks to everyone else.

Member Payment Dependent Notes Series 430971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430971	$25,000	$25,000	14.11%	1.00%	August 11, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430971. Member loan 430971 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,728 / month
Current employer:	Executive 1 Financial	Debt-to-income ratio:	15.53%
Length of employment:	3 years 9 months	Location:	Arlington Heights, IL

Home town:
Current & past employers:	Executive 1 Financial
Education:	William Rainey Harper College

This borrower member posted the following loan description, which has not been verified:

I have a Bank Of America loan on a high rate and I would like to refinance it and pay it off

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,438.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe how you got into so much credit care debt please? Also are you planning to take on any more debt moving forward? Can you also have your income verified by lending club? Thank you.	The BOA loan was used to remodel the house we've purchased December of 2008. I have some credit card balances which i'm paying off each month. Please note that the HSBC Kawasaki credit is actually Installment and not a Revolving line. It is a motorcycle loan. I don't know why it counts towards the revolving credit.
Marcelina, Your note looks like a good investment, but before I invest I would like to have a breakdown of your total current indebtedness. Thank you.	Well, my mortgage including taxes and insurance is: $2988. Car payment is: $415. Motorcycle: $100 I have another mortgage for an investment property of $750. The rent form that property is $875. The credit cards are different each month. Hope that helps.
Thank you for your reply. Can you have your income verified by Lending club please?	Yes. The required paperwork has already been submitted.
One question relates to your investment property. How many months of reserves do you have in case you no longer have a tenant? Are these reserves seperate from your other funds (in other words, do you ever touch your reserves for other things?)	I keep two months of reservs in addition to the sec. deposit in a separate account. The investment property is located in a desirable area close to shopping and highway and finding tenants is not a problem.I also have another 1yr 5m before the current lease expires.

Member Payment Dependent Notes Series 430976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430976	$7,000	$7,000	8.59%	1.00%	August 10, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430976. Member loan 430976 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	BMW of Bellevue	Debt-to-income ratio:	3.92%
Length of employment:	3 years 3 months	Location:	Bothell, WA

Home town:	Mukilteo
Current & past employers:	BMW of Bellevue
Education:

This borrower member posted the following loan description, which has not been verified:

I'm getting engaged to my girlfriend of seven years and need cash for the ring. I chose a local independent jeweler and we designed the perfect ring. However, he will require payment in cash as credit card usage fees are very high. I make around $85k a year, and paying back the loan will not be a problem, I just don't have the cash on hand at this time. Please help!

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,390.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you're making 85K a year why not pay down your revolving CC line (currently at $17, 390). What other debt do you currently have?	That is a line of credit taken out when I bought my condo. My only other debt is a low interest auto loan that is almost paid off.

Member Payment Dependent Notes Series 430989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430989	$16,000	$16,000	11.89%	1.00%	August 7, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430989. Member loan 430989 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Microsoft Corporation	Debt-to-income ratio:	5.23%
Length of employment:	1 year	Location:	Bothell, WA

Home town:	Mountain View
Current & past employers:	Microsoft Corporation, Panasonic Avionics Corporation, PBM Supply & Mfg Inc
Education:	Bakersfield College

This borrower member posted the following loan description, which has not been verified:

Requesting assistance for a unique and low-cost land ownership opportunity. The land will be utilized as both a recreational and investment property. This supports a long-time dream and also has great potentials for future investment returns. I am a stable borrower with a very good credit rating and a secure income.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,578.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did you request this recently from Lending Club?	Yes. Requested on July 28, 2009.

Member Payment Dependent Notes Series 431032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431032	$6,000	$6,000	15.37%	1.00%	August 11, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431032. Member loan 431032 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Roll Forming Corporation	Debt-to-income ratio:	3.30%
Length of employment:	1 year 6 months	Location:	LAWRENCEBURG, KY

Home town:	Kinards
Current & past employers:	Roll Forming Corporation, Topy Corporation
Education:	Middle Tennessee State University

This borrower member posted the following loan description, which has not been verified:

Finish completion of garage floor/doors on new house.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,860.00	Public Records On File:	0
Revolving Line Utilization:	99.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431061	$7,000	$7,000	16.63%	1.00%	August 6, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431061. Member loan 431061 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	aprill landscaping	Debt-to-income ratio:	8.32%
Length of employment:	7 years	Location:	CAPE MAY COURT HOUSE, NJ

Home town:	Burdette
Current & past employers:	aprill landscaping
Education:

This borrower member posted the following loan description, which has not been verified:

interest to high and just want 1 payment

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	11	Months Since Last Delinquency:	19
Revolving Credit Balance:	$6,082.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debt do you owe? What steps will you take to make sure this Lending Club loan is paid off? What type of income/ job security do you possess?	Owed credit card debt on closed account,will pay on time for 36 months no qeustions asked..pay more now,then my payment on the loan comes out to.i clear over $2000 a month as a landscaper- foreman and only have 2 other payments a month of $200 and the other one of $150 besides the credit card debt.thank you for your time.
Can you explain the 2 Delinquencies on your credit report? what do you do at Aprill Landscaping and is the job secure?	i think its because the credit card companies cashed the check 1 day late,so they gave me a finance charge.If i got this loan it will be directly withdrawled from my bank account so i wont have 2 worry about my checks not getn cashed on time.im a landscaper-foreman going on 7 years,and yes my job is secured.Thank you.

Member Payment Dependent Notes Series 431081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431081	$10,875	$10,875	12.84%	1.00%	August 11, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431081. Member loan 431081 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,458 / month
Current employer:	Allied-Barton Security	Debt-to-income ratio:	13.76%
Length of employment:	9 years 4 months	Location:	Cocoa, FL

Home town:	Sacramento
Current & past employers:	Allied-Barton Security, Pinkerton Government Services, Omniplex Security, Burns / Wells Fargo Security
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

I'm seeking a loan to refinance my credit card debts that are above 20% APR. I easily make my minimum payments and include extra when I can. However, I've calculated that I'll save at least a year on my debt-elimination plan and several thousand dollars in interest if I refinance. How I got into this position can be summed up in one word: foolishness. Over the past year, I've wisened up to my credit, but I would appreciate help in correcting my past mistakes. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,422.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $8,422.) Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Allied-Barton Security? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	All my current debts are credit card related. Chase recently closed one of my credit card accounts, apparently as part of a risk-reduction initiative, which had a $6,000/$7,500 balance/limit ratio. My total debt is about $14,400. I have no student loans. My car is paid for and in good working order. I have set aside a small fund and will be growing that. I had been channeling most of my extra funds toward paying down the balance on the now closed card, thinking I could count on the cleared limit if there was an emergency. Obviously, that plan had to change. I perform security/receptionist services for United Space Alliance at Kennedy Space Center. I conduct security/safety patrols, monitor alarm systems for fire and other hazards, and control access to the facility in general as well as specific specialized areas within. As shift lead, I coordinate emergency response and decide what should be done in situations where no procedure is set. I will verify my income.

Member Payment Dependent Notes Series 431087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431087	$9,600	$9,600	12.21%	1.00%	August 6, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431087. Member loan 431087 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Westat	Debt-to-income ratio:	23.72%
Length of employment:	10 years 4 months	Location:	Frederick, MD

Home town:
Current & past employers:	Westat, Computing Options Company, Smallwonder Softworks!
Education:	Radford University, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I am requesting this money to payoff a high interest personal education loan I used to obtain my masters degree. I have never missed a payment on this loan, I simply want to pay less interest. I appreciate your consideration. I want you to know that I take my financial responsibilities very seriously.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,325.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why so high what did you buy? Revolving Credit Balance $116,325.00	That includes our second mortgage. It is a home equity line, but I do not want to use the equity in our home for this purpose.

Member Payment Dependent Notes Series 431096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431096	$8,000	$8,000	13.16%	1.00%	August 6, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431096. Member loan 431096 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Waste Management Inc.	Debt-to-income ratio:	9.96%
Length of employment:	2 years	Location:	Cuyahoga Falls, OH

Home town:	Akron
Current & past employers:	Waste Management Inc., All ohio Landscaping
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards, 2 of which are at a high interest rate the third is still at a good rate. The miniumn payment for all 3 is close to the estimated payment amount for this loan.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,958.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $3,958.) Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Waste Management Inc.? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I would like to say thanks for considering to fund the loan. The lastest card that applied for was with Dell for a computer, which I will pay off in about 6 months. I have two Chase cards, one with $5600, and the other with $2300, these are the ones that will be paid with the loan. I also have a Capital One card which part of the loan will pay a portion of the balance. I did have a loan with Capital One for a vehicle, which was paid off in July, about six or eight months early. I also co-signed for my daughter, which should be paid off next year and she has kept that in good standings. I do have a student loan with a balance of about $27000. They should be three revolving cards open and two loans: two Chase cards, One Capital card, one Dell card, one student loan, and a loan with my daughter. I do have a savings and checking account, there is 10% direct deposit into savings each week. I build up the savings only to spend it on these cards each month. The savings account is my emergency fund, the balance as of today is about $300. The work I perform at Waste Managment is a variety of duties. First I drive a roll off truck (delivering large constrution dumpsters), and a residental truck, and also do dispatching when needed, like this week. We are paid each week and we make good money. If you fund this loan I would like to say that it will be paid off early, because I tried of being in debt with no savings. I need to go to work, thanks for asking these questions and I will contact Leading Club to verify my income. G

Member Payment Dependent Notes Series 431097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431097	$8,000	$8,000	9.32%	1.00%	August 5, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431097. Member loan 431097 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Ameripro Siding and Windows	Debt-to-income ratio:	16.02%
Length of employment:	10 years	Location:	LIBERTY, MO

Home town:	warrensburg
Current & past employers:	Ameripro Siding and Windows, Amazing Siding and windows
Education:

This borrower member posted the following loan description, which has not been verified:

want to fix up house

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,410.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi- you say you will be using for improvements? for what kind? Notice you have a 5400 outstanding credit card bal, at what rate for the next 3 yrs? Do you work fgor a co? self-employed?	Yes I am the production mananger for Ameripro Siding and Windows Its not my company. I alway make payments on time I'm going to start making larger payments on cards also. I sold my truck so I could get them paid off. It was a heavy burden $450.00 a month hope this answers your ?

Member Payment Dependent Notes Series 431119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431119	$7,000	$7,000	9.32%	1.00%	August 5, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431119. Member loan 431119 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Monitcello Central School District	Debt-to-income ratio:	19.64%
Length of employment:	5 years	Location:	Poughquag, NY

Home town:	Tell City
Current & past employers:	Monitcello Central School District, Mercy College
Education:	Purdue University-Main Campus, Mercy College-Yorktown Campus

This borrower member posted the following loan description, which has not been verified:

I plan to use the proceeds of the loan to consolidate some of my expenses, pay off at least one credit card, and go on vacation with a budget in hand. I have never failed to pay any financial obligation in my life, and I do not intend to start failing to pay now. This will also help me budget my expenses accordingly to make sure this debt finally gets paid off.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,140.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is it corrrect that you have $21k in credit card debt? If so, why are you planning a vacation?	Yes, I have that much debit. I am planning a vacation because I have the month of August off before returning to work in the fall. If I do not recharge my batteries, I will not be able to do as good a job as I can with my new group of students. Also, I am paying off a credit card and some other expenses with this loan so that I can afford the payments and devote more money to paying the largest credit card balance off. I am trying to get this loan to force me to be disciplined in getting the debit paid off. Also, I received an unexpected paycheck after applying for the loan.

Member Payment Dependent Notes Series 431164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431164	$6,600	$6,600	12.84%	1.00%	August 7, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431164. Member loan 431164 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Dokken Engineering	Debt-to-income ratio:	5.26%
Length of employment:	3 years 7 months	Location:	San Diego, CA

Home town:	New Rochelle
Current & past employers:	Dokken Engineering
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

I have a well-paying, stable career with little debt. Recently, I spend much of my savings on a 5-month vacation that cost ~$12,000. Before returning to work after my vacation, I required the care of a physician and have taken a holistic approach to treatment. My family has offered to cover these unexpected expenses; however, I have decided to take out a loan to pay for it myself. My parents have plans for retirement and such a financial setback could result in them working another year or two. I have since returned to my job and am in great health thanks to the treatments I have received. I look forward to answering any questions you may have.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$993.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does the company you work for give you a 5 month vacation after only 3 1/2 years of employment?	Short answer, no, not in the typical sense of the word vacation, i.e. I wasn't paid my salary. However, I have developed a good relationship with my employer. We had an agreement regarding salary, time-off, benefits, while I was gone and when I would return. I'm happy to have found an employer who is flexible and understands the needs of its employees. Now, I find myself more dedicated to my work and am pleased to have a stable career with a company I respect.

Member Payment Dependent Notes Series 431183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431183	$2,400	$2,400	12.21%	1.00%	August 7, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431183. Member loan 431183 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	ADP	Debt-to-income ratio:	7.00%
Length of employment:	1 month	Location:	CAPITOL HEIGHTS, MD

Home town:	Washington
Current & past employers:	ADP, CUTCO, HP
Education:	Virginia Military Institute

This borrower member posted the following loan description, which has not been verified:

Hi. My name is Jasper Watkins and I am a recent May 09 graduate from the Virginia Military Institute. I graduated in May and fortunately landed a job in DC working with a company called ADP. I was living in ATL GA, and the company did not cover moving expenses. So, I had to use my own money and now I'm pretty much broke. I was on a division 1 full track scholarship while at VMI, so I don't have any college loan debt at all. I am a responsible , hard-working person that just needs a little help to get running in the corporate world. Thanks

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,655.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings Jasper - What did you get your degree in and what is it that you do for ADP? Best of luck with your career; Art	Hi! I received a Bachelors in English. I currently am an associate district manager for the small business sector of ADP. Sales Thanks for helping out and God bless!
Congratulations on graduating and finding a job! I would like to help fund your loan, but have a few questions. What was your major field of study? And, can you give a short description of the type of work you perform at ADP? Do you have any other outstanding debts, like a car loan? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My major field of study was English. I received a Bachelors of Art in English. I will be doing sales for ADP. My current position is Associate District Manager for the small business sector. I do not have any outstanding debts, I just have 1 credit card and I have never missed a payment. Yes, I definitely will be verifying my income with Lending Club. Thanks for your help and God bless!
ADP = Automatic Data Processing or a different ADP? What will you be doing at ADP?	Yes Automatic Data Processing. I will be in sales. My current position is Associate District Manager for the Small Business Sector.

Member Payment Dependent Notes Series 431215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431215	$4,700	$4,700	15.31%	1.00%	August 6, 2009	August 14, 2012	August 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431215. Member loan 431215 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,600 / month
Current employer:	Dickman Business Brokers	Debt-to-income ratio:	8.56%
Length of employment:	3 years	Location:	ROCKAWAY, NJ

Home town:	Kansas City
Current & past employers:	Dickman Business Brokers, Pier 1 Imports, Mandees, Things Remembered
Education:	County College of Morris

This borrower member posted the following loan description, which has not been verified:

Hi my name is Liliana Yaworsky. Am applying for a personal loan that would really help me out financialy if accepted. I currently am on a credit guard program that when I first began the fee was reasonable but now that I am down to my last credit card to pay off I am paying them interest thats higher than the interest on the card itself. That credit cards balance is about $2000. I also have a credit loan out on my checking account of about $500 for overdraft protection fees. The last person i need to pay off is my dad of $2000. Over some time with my very used Jeep he has been charging it's reapairs to his credit cards and I am having a difficult time paying him on time and I am falling behind in payments. If given this loan my monthly payments would be cut in half and I would be in a much happier financial situation and my credit would actually go up. I really look forward to hearing from you. Very Truly Yours, Liliana Yaworsky

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	18
Revolving Credit Balance:	$1,089.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431218	$8,000	$8,000	12.84%	1.00%	August 5, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431218. Member loan 431218 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Waterford Wedgwood USA	Debt-to-income ratio:	14.76%
Length of employment:	4 years	Location:	Toms River, NJ

Home town:	Long Island
Current & past employers:	Waterford Wedgwood USA, Novadebt, Verizon Communications
Education:	CUNY Queens College, Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I have been in the process of paying off all my credit cards and am having so much trouble paying one credit card. It has a ridiculously high interest rate and it seems I'm making no progress at all!! I would love to pay just one steady payment with no suprises. I am a very reliable borrower - I have worked two jobs for years and pay all my bills on time. When I get rid of this credit card I am done with them for good!!! Thank you for your help!

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,798.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Waterford Wedgwood USA? And, your 2nd job? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I own my car and have no student loans, they are all paid in full. I am a full time Customer Care representative at Waterford Wedgwood Royal Doulton USA working with major department stores and small retailers to supply crystal/china to them at wholesale costs. My second job (part time) is a retention representative at Novadebt a credit counseling agency. I call clients who are considering dropping from the plan and encourage them to stay. I have been at WWRD for 4 years and at Novadebt for 3 years. I have no problem at all with Lending club verifying my income - I will look into it, thank you. I do not have an emergency fund - I use all extra monies towards getting out of debt. The only other source of money I have at all is my 401K. Thank you for your consideration!

Member Payment Dependent Notes Series 431288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431288	$8,600	$8,600	14.96%	1.00%	August 10, 2009	August 13, 2012	August 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431288. Member loan 431288 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,042 / month
Current employer:	American Institute for Foreign Studies	Debt-to-income ratio:	18.58%
Length of employment:	1 year 7 months	Location:	Stamford, CT

Home town:	Stamford
Current & past employers:	American Institute for Foreign Studies, JPMorgan Chase & Co., Ku Japanese Restaurant
Education:	Norwalk Community College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my car loan, and have the tittle on my name. This way it would be easier to sell it next year, before I transfer to finish my bachelor degree. It will also save me money in insurance, since I will not be required to have full coverage. I am a very responsible person, with a full time job at a insurance company for international students. I am currently attending Norwalk Community College, majoring in Business Administration.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,559.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe what kind of car you have, and what kind of loan? (what are the terms, did you pay a downpayment etc?) Also your revolving balance is about 4000, which seems a little high for a student. Can you describe what this other debt its? Thank you.	Hello alexnder, my car is an 04 Acura RSX. Currently, I have a loan for 3 years, with a monthly payment of 370. I gave a $4000 down payment when I bought the car. My revolving balance of $4000 for my credit cards are mostly for tuition for my college, and some money I lend to my dad. I am not the regular college student. I have a full-time job and pay for my tuition, books, and living expenses myself. This balance should go down in about two months, when I get back the money I lent. Please let me know if you have more questions, or if I you need more information. Thanks.
Thank you for your reply. Can you please get your income verified with Lending Club? Contact customer service, I believe they ask for W2s or Paystubs to complete that process. What are you studying? Thank you.	Sure, I will do that right away. I am currently studying Business Administration. I will go into a Marketing program once I transfer.
Please tell us what you do for Afis and can you confirm your income by sending LendingClub your w-2s or your income tax return?	I am a Claims Assistant for AIFS. I check the elegibility for the insurers and do data entry. I have contacted LendingClub about it, but I haven't gotten a response yet. Hopefully, it will be verified soon. Thanks.

Member Payment Dependent Notes Series 431299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431299	$7,000	$7,000	11.83%	1.00%	August 10, 2009	August 13, 2012	August 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431299. Member loan 431299 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,602 / month
Current employer:	Jacuzzi	Debt-to-income ratio:	5.69%
Length of employment:	4 years 7 months	Location:	Dallas, TX

Home town:	Dallas
Current & past employers:	Jacuzzi, ADT Security Services, Domino's Pizza
Education:	Eastfield College

This borrower member posted the following loan description, which has not been verified:

I am interested in obtaining a loan to consolidate credit card balances

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,955.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Jacuzzi? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do not have any other outstanding debts. My car is paid off and I do not have any student loans. At Jacuzzi, I process orders, assist customers with escalated issues and provide sales support to customers and our sales force. I do have a savings account and yes, I would be willing to verify my income.
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts --How much is your rent plus utilities? --Describe your profession. --What did you use the credit cards for to accumulate your current balances? Thanks!	I recently opened a savings account and signed up for 401K with my employer. I have about $350 in liquid assests and my 401K account has a value of $300 with contributions being added weekly. I currently do not pay rent or utilities. I currently reside with family while I get back on my feet. My employer closed down their office in my hometown and I moved with the company to another state about 900 miles away. At the end of my 1 yr. contract, I decided that I wasn't happy so I decided to move back home. My employer offered me to work from home when I gave them the news and it was an offer I couldn't refuse. I used my credit cards to visit my family for the holidays and my moving expenses. I answer general inquiries that come in thruough our 1800 number, process orders for 1/3 of the US, 2 of our biggest distributors, and all of our International orders, provide sales support to our sales force and am responsible for overseeing our expeidted shipping program.

Member Payment Dependent Notes Series 431302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431302	$20,000	$20,000	12.53%	1.00%	August 11, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431302. Member loan 431302 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Muscogee County School	Debt-to-income ratio:	15.77%
Length of employment:	32 years	Location:	Columbus, GA

Home town:
Current & past employers:	Muscogee County School
Education:	Columbus State University, Troy State University at Phenix City

This borrower member posted the following loan description, which has not been verified:

I have never defaulted on credit card or loan. My income consists of fulltime job and retirement.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	54
Revolving Credit Balance:	$33,900.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Can you breakdown your income between current salary from the Muscogee County School and your retirement income? What is the source of the retirement income? Thanks.	Retirement-Georgia Teacher Retirement (30 year service retirement) $3500 month gross MCSD-$5775 month gross
Hi I'm interested in your loan request. I have a few questions. 1. How did such a large revolving debt come about? 2. What are your current remaing debts? 3. What do you have in savings or investments?	Savings and investments-rental house approx. $40,000 equity, personal home approx. $35,000 equity, approx. $15,000 cash savings and $5000 in annunity. The $25000 consolidation loan with some of my savings will work to consolidate my bills into one payment. I have a car, SUV and an old work truck that are paid for.
Tell us how did a Revolving Credit Balance of $33,900.00 come about?	A large percentage of the credit went to complete my home addition and remodeling project.
The interest rate if high on this loan, do you plan to pay it off early?	Yes.
GO DAWGS!! I WILL FUND!	Thanks Dawg!
The interest rate is high on this loan but is lower and more stable then what the credit card company are unfairly doing to people. Do you have any plan to pay this loan off early due to the higher rate?	Your right the interest is better than the credit card complany. The single payment will be much easier to manage. My goal is the pay the loan in full in two years max. I hope before.
How long have you been paying on each of your mortgages?	Approx. 5 years on the rental and 20 years on my home.
I'm satisfied with your answer and plans for this loan to help quickly get you away from run away credit card rates. I'll fund half your loan. Here's to freedom from credit cards. Cheers!	Thank you. I plan on paying this off as soon as possible. Thank you again.

Member Payment Dependent Notes Series 431408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431408	$10,000	$10,000	8.94%	1.00%	August 6, 2009	August 13, 2012	August 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431408. Member loan 431408 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,029 / month
Current employer:	Dynamic Logic	Debt-to-income ratio:	4.24%
Length of employment:	3 years 3 months	Location:	ASTORIA, NY

Home town:	Belgrade
Current & past employers:	Dynamic Logic, University of Connecticut
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my grad school credit card debt so that I'd reduce my payments. Due to my good credit, all my credit cards have a very good APR, so I'd like to keep that, but pay less a month. My total debt is 14.5. I have about 4k on two cards with an APR of less than 4% which i only use for debt servicing (no new balance on them), i would put the 10k toward the other cards, and keep paying off the other ones,

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,188.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. How long have you lived in Astoria, NY? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Dynamic Logic? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi, thanks for your question. I can certainly provide my most recent recent pay stub. I've lived in Astoria the last 3 years and 3 months (as of May 2006), after graduation from grad school at UConn. I am a senior market research analyst. I perform research and analysis for a number of brands (pretty much any brand you can think of, as a matter of fact). My job is to design and implement the survey and analyze the data once we get the responses. Client interaction is constant during and after this process. I am very independent in my job and I supervise two people. Except my credit cards (5 have balances on them), i have no other debt. Credit cards are all with a low APR, and 3 of them are a form of a loan because the APRs are below 5% for the life of the balance -- so all I do is pay them off, I don't put new balances on them. Two other are the main ones I want to consolidate with this loan (one has a 9.99% APR and the other 16%, although with a small balance, that I would have taken care of anyway). Since I was a good student and my tuition was covered through my deal at grad school, most of the debt that I have is what I didn't clear from grad school. I do have a savings account as well, but the pickle I'm in is that I'm just paying too many payments. It's not unmanageable, but it's affecting how much I can put aside. Hope this gives you a good idea about me. Thank you!

Member Payment Dependent Notes Series 431433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431433	$2,500	$2,500	11.48%	1.00%	August 6, 2009	August 13, 2012	August 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431433. Member loan 431433 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Butler Hospital	Debt-to-income ratio:	18.62%
Length of employment:	9 years	Location:	Johnston, RI

Home town:	Johnston
Current & past employers:	Butler Hospital
Education:	Rhode Island College, University of Rhode Island (URI)

This borrower member posted the following loan description, which has not been verified:

I'm a full-time graduate student at the University of Rhode Island who, per my graduate program, has a full-time course load, volunteers at our Family Therapy Clinic on campus, and participates in an internship program twenty hours per week. Outside of my master's program, I have worked at Butler Hospital for the past nine years. I am interested in a personal loan to assist me with school and personal expenses for my final year of graduate school. Thank You for considering me for a loan.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	60
Revolving Credit Balance:	$8,677.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I have a few questions. Is your internship paid? It wasn't clear, are you currently earning income from Butler Hospital or some other source? Your profile states that your gross income is $2,917 a month, is this still accurate? Thank you.	Type your answer here. No, my internship is not paid. I currently have one income and it comes from Butler Hospital. Yes, the gross income stated is still accurate.

Member Payment Dependent Notes Series 431443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431443	$4,800	$4,800	13.22%	1.00%	August 11, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431443. Member loan 431443 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Paul Davis Restoration and Remodeling	Debt-to-income ratio:	15.60%
Length of employment:	3 years	Location:	mount pleasant, SC

Home town:	Columbia
Current & past employers:	Paul Davis Restoration and Remodeling, Midlands Auto Broker
Education:	Midlands Technical College

This borrower member posted the following loan description, which has not been verified:

I carry about 4,000.00 in credit card debt that i would like to consolidate into one payment and would not mind having a little extra to take a trip with.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,090.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	My rent including utilities is around $850.00 a month. I do not have any dependents. I have about another $350.00 a month in on going expenses including car insurance, fuel cost, etc.

Member Payment Dependent Notes Series 431559

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431559	$6,350	$6,350	8.94%	1.00%	August 6, 2009	August 16, 2012	August 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431559. Member loan 431559 was requested on August 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	21.60%
Length of employment:	n/a	Location:	Blairsville, PA

Home town:	Spring Church
Current & past employers:
Education:	Newport Business Institute

This borrower member posted the following loan description, which has not been verified:

I have some credit cards that due to the economy are changing to variable rates. So i am wanting to get a loan to pay those off. I have excellent credit and i'm wanting a rate that is less then what i am paying now.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,508.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - You show that you are not employed but have $3,000 in income. What is your source of income? Regards; Art	I am Employed full time. I thought i that had selected that, sorry. I make a little over 36,000. Thanks!
I would like to help fund your loan, but have a few questions. What is the name of your employer? And, can you give a short description of the type of work you perform there? Can you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $4,508.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I work for Cars Protection Plus and i have been there for 7 years. I do data processing type work. I want to pay off my credit cards so i can get them paid off and at a lower rate since 2 of the companies are changing to variable rates. Not due to my history with them but b/c of the economy. I do have a car loan and school loan. No home equity loans.
Thank you for the reply. What company do you work for, what do you do there, and how long have you been there? Best of luck on your loan; Art	I work for Cars Protection Plus. I do data processing type work and i have been there for 7 years. Thanks!
Hi, Can you update your profile to reflect your employment?	I tried to look on here to see how to do so but im not sure how to do that. I will try to email them to see how to make changes.

Member Payment Dependent Notes Series 431597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431597	$9,850	$9,850	8.94%	1.00%	August 11, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431597. Member loan 431597 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	rochelle paint & body	Debt-to-income ratio:	16.95%
Length of employment:	7 months	Location:	CORDELE, GA

Home town:	albany
Current & past employers:	rochelle paint & body, sunbelt ford lincoln mercury
Education:

This borrower member posted the following loan description, which has not been verified:

i am trying to cosolidate a few loans and do some home improvements and will be renting home out later. i will be building new home after renting the one i own now. thank you,

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,760.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431629	$12,675	$12,675	11.48%	1.00%	August 7, 2009	August 14, 2012	August 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431629. Member loan 431629 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,467 / month
Current employer:	Draftfcb Chicago	Debt-to-income ratio:	16.07%
Length of employment:	3 years 9 months	Location:	Chicago, IL

Home town:	Mendota
Current & past employers:	Draftfcb Chicago, Optimus, INc
Education:	Millikin University

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am looking for two loans in one to help out my financial situation: 1. I would like to consolidate my credit card debt to have one low monthly payment 2. I would like to also like a portion of that loan to go towards final wedding payments Currently, I have $12,000 in credit card debt. the current APRs are between 14.00-15.00%. I am in good standing, as I always pay my bills on time and I always pay a little more than the minimum payment due. I am, however, looking for a slightly lower APR. Additionally, I have final payments coming up for my Oct. 9th, 2009 wedding and I would prefer to use a lower interest rate loan, rather than have to put any money back on my credit cards. I am a responsible, employed young adult trying to be smart about my upcoming expenses. Additionally, as my salary begins to increase I would like to remove myself from using credit cards as much as possible...I do not want my future husband to absorb my credit card debt. My credit score is at "A" status. As I mentioned above, I pay my bills and I pay on time. I stay on top of my financial status. My goal is to free myself of credit card debt, and student loans, and to one day help buy a home for my family. thank you for your time and consideration. please feel free to contact me with any questions. ts

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,093.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your profile shows 19k of revolving debt. I would like to know what caused you to get so much debt and what, if anything, are you doing differently now to not increase it further?	About 30% of the debt is due to family expenses I incurred during the unexpected illness and death of my out-of-state grandmother, another 30% are family destination weddings (2), 18% are car repair expenses, and the remaining 22% would be groceries, gas, & some misc???To give a short history, my first credit card was opened to help pay for expenses while I was a college student???Then, as I climbing up the ladder in my career, I was not paid well, and years ago, my first job that broke me into my career was low pay and forced me to put certain living expenses on credit in order to make rent. I had to do this for several months at a time. Much of the debt incurred is from my last year of college and then the first couple of years, post graduation, as I built a career path for myself. My debt is embarrassing, to say the least, but I???m finally at a place in my life where I am not reliant on any credit card to live???and I admit it, I wouldn???t be able to do it with out the support of my fianc??. My partner and I have set up a financial plan where I am to concentrate on paying off my debt only. We discussed finding a plan where I could consolidate, which is how I found lendingclub.com. In my opinion, it???s a smart route to find a consolidation plan with a lower APR, and one that forces you to pay off the debt in a short amount of time. I hope this helps you with your questions. Please let me know if there is anything else. I appreciate your consideration and any advice is welcome.

Member Payment Dependent Notes Series 431631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431631	$4,900	$4,900	12.18%	1.00%	August 6, 2009	August 14, 2012	August 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431631. Member loan 431631 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Leonard D Marsocci	Debt-to-income ratio:	17.50%
Length of employment:	3 years 1 month	Location:	tampa, FL

Home town:	Rochester
Current & past employers:	Leonard D Marsocci, Cherry, Bekaert, and Holland LLC
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I have 3 credit card that have balances of the following washington mutual- 1,987 (2000 limit) HSBC - 1,851 (1950 credit limit) capitalone - 650 (750 credit limit) MISC Medical Bills - 500 i just want to pay these cards off and be done with them. As you may be able to see i already have a loan working for approximately the last 9 months and i have yet to miss a payment or be late.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	47
Revolving Credit Balance:	$5,040.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is your job at Marsocci's and is this a family business? Also, could you explain your delinquency from about 4 years ago? Thank you; Art	I am senior accountant at a small, family owned, accounting firm. My father is the owner. There are a total total of 6 people under him. A manager, 2 senior accountants, 2 staff accountants, and 1 receptionist. My deliqueny account from 4 years ago was from the cable company. When I moved from Orlando to Tampa they had no way to reach me. I thought I had my balance paid completely but in the end I guess i owed 52.00. When they finally got in touch with me, which was about a year later when I was setting up service in Tampa, I promptly paid the 52.00, but they said they could do nothing about the way it was on my credit report other now it says "PAID" instead of whatever it said before that. I am not sure what it said before I poaid the balance, as i had never had a credit report pulled. Hope this answers your questions should you have anymore...feel free to ask...I am an open book.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	My rent is a flat 500....500 covers eveything. I have a monthly student loan payment of approximately 175.00. I have a cell bill of 75. No gym and spend approx 100 per week on gas. hope this helps

Member Payment Dependent Notes Series 431712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431712	$3,000	$3,000	13.22%	1.00%	August 10, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431712. Member loan 431712 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	World Financial Group	Debt-to-income ratio:	11.45%
Length of employment:	4 years 8 months	Location:	Duluth, GA

Home town:	Moscow
Current & past employers:	World Financial Group, Sage Software
Education:	Kennesaw State University, Georgia State University

This borrower member posted the following loan description, which has not been verified:

I have 2 credit cards, one at 17.24% with $2,500 balance and another at 13.24% with $2,500 balance. I would like to consolidate and combine both of these cards, and pay them off. My husband and I would like to start trying for a baby soon and I would like to have no debt before the baby arrives. Thank you.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	64
Revolving Credit Balance:	$21,085.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It looks like you work for a MLM company. Will you be able to verify your income?	I work for the actual company and am not an agent. I am in their main office and am a salaried employee; I have biweekly checks.
can you explain what the delinquency was?	more than 3 years ago my husband lost his job and we were having a hard time paying all our bills. So i was late on 1 account twice; however, i was able to get another job and pay off all the amount owed. It was an Old Navy account.
Hi 2 questions can you explain your 21,000.00 revolving credit balance. will you please submit to lending club proof of earnings. thanks and good luck	Part of the amount is the 2 credit cards I am requesting this loan for. The other is 2 other credit cards with low interest that I am making larger than minimal payment for. I am contacting lending club to find out how to submit proof of earnings and will do that, as soon as, I find out how. Thank you

Member Payment Dependent Notes Series 431744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431744	$2,500	$2,500	12.53%	1.00%	August 11, 2009	August 14, 2012	August 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431744. Member loan 431744 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,172 / month
Current employer:	Aetna Inc.	Debt-to-income ratio:	10.97%
Length of employment:	22 years 2 months	Location:	Fall River, MA

Home town:	Fall River
Current & past employers:	Aetna Inc.
Education:	Bristol Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting 2500 to pay off a loan I have through my ISP/Retirement plan at work so that it will then free up money for me to take to repay this loan along with a few credit cards I have.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	35
Revolving Credit Balance:	$7,527.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Please provide more details about your deliquency 35m ago.	I have an outstanding loan through my retirement plan at work that I would like to pay off so that it would allow me to free up more money to repay this loan I am asking for in addition to some outstanding credit cards.

Member Payment Dependent Notes Series 431785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431785	$11,000	$11,000	11.14%	1.00%	August 5, 2009	August 14, 2012	August 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431785. Member loan 431785 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,930 / month
Current employer:	Aim Healthcare Inc	Debt-to-income ratio:	19.52%
Length of employment:	5 years 1 month	Location:	LOUISVILLE, KY

Home town:	Tell City
Current & past employers:	Aim Healthcare Inc, Oncology and Heamtology of Evansville, GFI Research Center, Holiday World
Education:	University Of Evansville

This borrower member posted the following loan description, which has not been verified:

I currently have about about $7800 in credit card debt and owe $4,134 on my car. As of now that costs me about $500 a month. I would like to consolidate that amount to help pay off my debts faster while also saving some money. I have never paid any bill late with two exceptions. One time my cell payment did not process. Then I paid off a card and didn't realize that I got charged another financing fee the next month and it went unpaid for months before I was contacted. I was furious at myself and them for not letting me know because I pride my self on being on time. My credit cards added up due to traking a class abroad my senior year of college and from several surgeries I have had in the past few years. I would like to pay down my debt, save some money, and then work on saving my credit. I would love to buy a house but need to take care of a few things first. I am looking at $10,000 to $12,000 and less than my $500 a month so I can save. Thank you so much!

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,085.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $15,085.) Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Aim Healthcare Inc.? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I'm not sure what details you are looking for but I can try. The debts that I am looking to consolidate are 3 different credit cards and the rest of my auto loan. The remainder of the $15K revolving credit balance is another card and it is currently at 0% interest from a balance transfer. I considered including it to get all my unsecured debt into one chunk but didn't want to ask for too much. For those 3 cards and auto loan I pay about $500-$600 per month so I would be more than comfortable with this loans payment and would be able to save a little more. I do have a savings account and would like to increase the funds in that. I have about $1500 in it right now. I also have a a student loan but the payments and interest on that are very low. I am still waiting on the deposit to verify my banking since I just posted this last night. I also checked the option to verify my income. Maybe it also takes a few days? I will look into that. I am an onsite account analyst at AIM. I audit patient accounts and hospitals and physcians offices to see if the insurance companies paid correct. We then refund the insurance company and patient and/or have the facility rebill if the account is underpaid. Thanks for your question and let me know if you would like any more details. I am looking forward to getting on the right track!

Member Payment Dependent Notes Series 431803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431803	$1,500	$1,500	20.17%	1.00%	August 6, 2009	August 14, 2012	August 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431803. Member loan 431803 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	First Data	Debt-to-income ratio:	17.32%
Length of employment:	8 months	Location:	SHIRLEY, NY

Home town:	Shirley
Current & past employers:	First Data
Education:	Lafayette College

This borrower member posted the following loan description, which has not been verified:

Will likely pay off loan well before term limit

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,513.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any additional information on the purpose or reason for this loan? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at First Data? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am the best man to for my best friends weddint. this loan is to fund his bachelor party weekend, i.e. the hotel room, dinner, and any bars or clubs we go to. I due have a car loan, that i have never missed a payment on, never missed a payment on anything, and i have already paid for this month (aug). And i due have students loans but it is only about 15K left. I almost had a full scholarship to college for football and academics and only came out with about 20K after 4 years. I am a risk analyst in which i mitigate the loss on the credit card processing accounts. I make sure that the business is supportive of the credit risk based upon the method of processing they perform, and other accts i make sure they are not fraudulent or fraudulent transactions. i would be willing i could provide any paystubs if requested .

Member Payment Dependent Notes Series 431806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431806	$7,500	$7,500	13.92%	1.00%	August 10, 2009	August 15, 2012	August 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431806. Member loan 431806 was requested on August 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Global Fitness Center	Debt-to-income ratio:	13.90%
Length of employment:	8 years	Location:	LEOMINSTER, MA

Home town:	Leominster
Current & past employers:	Global Fitness Center, Raytheon Co
Education:

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my credit cards debt. I am a hard working employee who never misses work. My history of repaying loans on time is a good one and this will be no exception. Thanks you for you time and consideration. David.

A credit bureau reported the following information about this borrower member on August 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,676.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $3,676.) Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at the Global Fitness Center? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Gladly. I have a personal loan from a family member that I would want to pay back. I didn't know if you wanted that info also. At Global Fitness I am a Personal trainer and Group Fitness Instructor. But most of my income from them comes in my capacity of managing the entire Group Fitness Program for two of our locations. I have no savings account. I will certainly be willing to verify my income.

Member Payment Dependent Notes Series 431934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431934	$4,575	$4,575	15.65%	1.00%	August 6, 2009	August 15, 2012	August 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431934. Member loan 431934 was requested on August 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	23.62%
Length of employment:	2 years	Location:	PARKER, CO

Home town:	Parker
Current & past employers:	United States Marine Corps
Education:	Park University

This borrower member posted the following loan description, which has not been verified:

I am in the military and I have guaranteed paychecks. I live in government housing and have no rent or utility payments. I am not married and have no children, dependents, alimony or child support.

A credit bureau reported the following information about this borrower member on August 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,912.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In support of our military men and women, no question asked.	Thank you for the support!
Micah, Please explain your almost $10,000.00 of debt and your plan to consolidate it with the applied for loan of $4,575.00. I will help fund your loan. Thank you.	The loan applied for will be used to draw down the balance on one of my credit cards which is carrying a 25% APR. Although the $4,575 will not fully eliminate my debt, it will drastically reduce my monthly payments and I will be paying at a lower interest rate. The balance on this card was maxed out due to some large and unexpected emergency needs. This loan will stabilize things for me by reducing the balance on this high interest card. It will not fully eliminate the balance but it will make the reamining balance very manageable. I appreciate the time and consideration.
How many years of service do you have left/ plan to serve? Thanks and best of luck.	I am two years into a four year enlistment. I plan to stay in the military. I may pursue a commisioning program, if that does not work out, I will just re-enlist.

Member Payment Dependent Notes Series 431935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431935	$5,750	$5,750	13.57%	1.00%	August 11, 2009	August 15, 2012	August 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431935. Member loan 431935 was requested on August 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	US Xpress Enterprises	Debt-to-income ratio:	13.19%
Length of employment:	1 year 10 months	Location:	Dearborn Heights, MI

Home town:	bay city
Current & past employers:	US Xpress Enterprises, Celadon Trucking
Education:	Oakland University

This borrower member posted the following loan description, which has not been verified:

My girlfriend and I need a more reliable car. Our 1979 Mercedes 240D is averaging $3000 a year in maintenance and has bought a vacation home in our mechanic's garage (and he can afford to go on one too with all the $$ we've given him). I have been a truck driver for seven years and appreciate the VW diesels as reliable efficient modes of transportation. We only need one car so the sooner we get a VW, the sooner we can sell the MB.

A credit bureau reported the following information about this borrower member on August 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	20
Revolving Credit Balance:	$10,417.00	Public Records On File:	0
Revolving Line Utilization:	91.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
correction: How much is your mortgage + Taxes/Insurance How much do you spend on utilities How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	My PITI is about $1200, I have two roommates so my utility avg is $150 per month but they each give me $380 rent. I have rented my other two rooms for 4 of 5 years I've owned my house with less than 10% vacancy. I do support my girlfriend with food, and other necessities while she goes to college. Her tuition is more than covered by student aide, however. Our other regular monthly expenses include; $60 internet (no TV) $70 cell x 2 $20 bio fuel (additive) $40 car insurance $200 credit card payments We budget $400 per month on food and another $400 on miscellaneous other need based expenses and whatever we don't spend goes into a "fun money" fund. Oh yeah, no kids. Not for quite a while. I make a flat $850 per week with my dedicated run. My net income is about $2800 plus avg $700 rent (including vacancy) = $3500. I usually have about a thousand left over at the end of the month (just enough for car repairs with my current vehicle).
Has the car been checked out? Have you been to the web site TDICLUB.com? I have an 09 and am very happy with it. I know there can be issues with the PD TDI.	We have a few we are interested in but are waiting until we receive the loan in full. I know their are some particular issues with these cars. One of the most important are regular timing belt changes which are necessary at least every 100k and optimal every 80k. I wouldn't consider one that didn't have paper work to prove this (unless it had low mileage). I do have a mechanic who has worked on my Mercedes and who is also an expert on VW TDi's. I won't buy until he inspects it first. Thank you for the website. I will check it out.

Member Payment Dependent Notes Series 432011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432011	$6,500	$6,500	13.22%	1.00%	August 7, 2009	August 16, 2012	August 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432011. Member loan 432011 was requested on August 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,208 / month
Current employer:	Paychex	Debt-to-income ratio:	9.23%
Length of employment:	10 years 8 months	Location:	key largo, FL

Home town:	Chicago
Current & past employers:	Paychex, key largo marine tours
Education:	University of Notre Dame

This borrower member posted the following loan description, which has not been verified:

need major dental work: upper amount quoted by dentist

A credit bureau reported the following information about this borrower member on August 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	72
Revolving Credit Balance:	$4,856.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will insurance pay for any part of your dental work? Can you give a short description of the type of work you perform at Paychex? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	i have used all my insurance yearly allottment paychex= boat captain yes on 401k i WILL verify income i also have a history with L/C on a past loan(very positive)

Member Payment Dependent Notes Series 432048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432048	$20,000	$20,000	11.48%	1.00%	August 11, 2009	August 16, 2012	August 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432048. Member loan 432048 was requested on August 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Hidalgo Medical Services	Debt-to-income ratio:	7.23%
Length of employment:	5 years 2 months	Location:	SILVER CITY, NM

Home town:	Clumbus
Current & past employers:	Hidalgo Medical Services, St. Edwards Mercy Medical Center
Education:	Suny Stony Brook

This borrower member posted the following loan description, which has not been verified:

My husband and I have accumulated too much credit card debt at very high interest rates. We have not missed a payment but it is getting harder and harder. I do not want to get behind. We cut up our cards because we know we can not handle them. I have always paid my loans and do not want to stop now. We just need a more reasonable interest rate and a light at the end of the tunnel. I make 105,000 a year. I have a car payment and a mortgage. We can make reasonable payments at a reasonable interest rate. I figure that someone would like to make some money off of my loan other than the credit card companies and I am good for it. Someone just needs to give me a chance. I work for a Federally qualified health clinic in an underserved area of New Mexico as a physician assistant. I also work parttime at out ER. My husband stays home with our 4 children one of whom is mildly mentally retarded. Please help . I won't except a payment deal that I can't make and finish. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on August 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,700.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this loan cover all household unsecured debt? How much additional secured debt do you have and what are the terms (fixed mortgage? 4yr car loan?). Do you believe your husband will remain a stay at home dad during entire loan period, or rejoin the work force? If rejoin, what line of work does he have skills for?	We have a 30 year fixed at 5.125% 95,000 or so left. 2nd mortgage 7.8 % about 72,000. House was valued at 190,000 before the downturn. We don't plan on moving. My job is fairly secure due to the field I am in and my 20 years of experience. My husband has health issues Heart disease and high blood pressure along with chronic arthritic pain. He is great at home with the kids and I believe my kids benefit greatly from having a parent at home. My kids are ages 3 ( a big surprise!) 10,15,18. I have a car payment of 420.00 with three years left about 15,000 owed 2007 Ford 500, with 23,000 miles on it. I put about 5,000 miles per year. My husband has a 1998 pontiac van paid for.
I have interest in helping to fund your loan. Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees? --The total revolving balance is $3700 per the crd rpt. Please detail what you are going to payoff. Thanks!	my husband has 2 cc 10,000.00 maxed out and 8,000.00 maxed out. No savings but 401K with 23,000.00 my job very secure (both)due to demand and 20+ experience. Mortgage 733/mo ~95,000 left 2nd mtg 604.00/mo~72,000 left Insurance 600.00/yr house value was 200,000 now???We have cut the cards.350.00 each/monthgetting nowhere.Car Ford 500 2007 420/month 3 years left ~15,500 owed.. I want to pay of his cards and mine which is ~800.00 mo. No more credit just debit
Could you verify your income with lending club? Pls contact them to find out how. Thanks!	Type your answer here I already sent them documentation today at 2:15 mountain time. Combined income is ~105.000 I have a fulltime as well as parttime job.
Why did you accumulate so much debt? and what are you doing (other than cutting the credit cards) to control your expenses?	Type your answer here.with 4 kids and one salary it was not that hard to do. We are not extravagant. It really started when we took our one and only vacation. We took the kids to Disneyland. Thats when we opened a credit card account and my husband also opened one. We used it on the trip and one thing led to another. Then when you get high balances and high minimum payments the money gets tight from paycheck to paycheck and you use the card to make ends meet and you get into a viscous circle. I have figured we can pay off those debts and my car will be payed off we will have over 1000.00 more per month, then I would like to pay down on the mortgage. What we can not do is have credit cards. Along with creditcard debt we have had substantial medical expenses, even with fairly good insurance. Anyway I would very much like to one day invest with the lending club.

Member Payment Dependent Notes Series 432058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432058	$4,800	$4,800	11.14%	1.00%	August 10, 2009	August 16, 2012	August 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432058. Member loan 432058 was requested on August 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Wal-Mart Stores	Debt-to-income ratio:	23.66%
Length of employment:	10 years 3 months	Location:	Charleston, WV

Home town:	Charles
Current & past employers:	Wal-Mart Stores, Kellogg Co., GameStop
Education:

This borrower member posted the following loan description, which has not been verified:

need to lose this high intrest rate :(

A credit bureau reported the following information about this borrower member on August 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,480.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 432064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432064	$6,500	$6,500	7.74%	1.00%	August 5, 2009	August 16, 2012	August 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432064. Member loan 432064 was requested on August 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Evergreen Packaging, Inc.	Debt-to-income ratio:	16.54%
Length of employment:	2 years	Location:	Lakeland, FL

Home town:	Brockton
Current & past employers:	Evergreen Packaging, Inc., The NCT Group CPA's, LLC
Education:	Keiser College at Lakeland

This borrower member posted the following loan description, which has not been verified:

My interest rate increased significantly after my 0% rate expired. I was paying substantially over the minimum payment each month, but can no longer afford to do so and it will take too long to pay this debt off paying the minimum at the current rate I am at. I have a great personal payment history in all my loans I currently have and past accounts as well. I am trying to get out of debt so I can save for the future and pay my other structured loans down earlier, but this account needs to come first.

A credit bureau reported the following information about this borrower member on August 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,689.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Apart from the credit card debt you are refinancing with this loan, can you provide any more details on your other debts and structured loans? (What kind of debts? Current balances? Interest rates?) Can you give a short description of the type of work you perform at Evergreen Packaging, Inc.? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am a Network Analyst and Domino Email Administrator for my company, which is an international company. I am Level 2 and 3 IT technical support for 5 domestic locations as well as the Domino Administrator (Email) for the entire company. As for the debts I currently hold other than my mortgage, I have an Ashley Furniture card with a 0% interest for the life of the purchase and approximately 1,200 outstanding balance of that purchase. I have a student loan with 17,000 remaining and an interest rate of 3.5% and an auto loan with 15,000 remaining and a 7% interest rate. I do maintain a savings account as well as have a stock portfolio with accessible funds. I would be willing to verify my income if it is required to be fully funded. Please let me know if you have anything further you would like me to clarify.

Member Payment Dependent Notes Series 432105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432105	$8,000	$8,000	12.87%	1.00%	August 10, 2009	August 16, 2012	August 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432105. Member loan 432105 was requested on August 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Middlesex County	Debt-to-income ratio:	5.72%
Length of employment:	5 years	Location:	North Brunswick, NJ

Home town:	New Brunswick
Current & past employers:	Middlesex County, Atlantic and Pacific Tea Company
Education:	Middlesex County College, Pasco Hernando College

This borrower member posted the following loan description, which has not been verified:

I am a government employee and have been employed with them for five years. I would like to consolidate my student loans and credit cards in order to relocate closer to my place of employment.

A credit bureau reported the following information about this borrower member on August 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	34
Revolving Credit Balance:	$3,045.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a savings account or any other kind of emergency fund?	Yes. I have a small money market savings account.
I'm interested in your loan and have a suggestion. You student loan is tax deductible which make your interest very favorable and it's a not a revolving debt, so this is good for building your credit score. You should consider consolidating this loan through the government and keeping it as a student loan to continue to enjoy the tax benefits and building credit. I agree that the credit card debit should be consolidated since it's an unfair loan where interest rate and monthly payment change any time. This you should consolidate into a Lending Club loan. I suggest you cancel this loan and just apply for just enough to consolidate the credit card debt to keep you payment amount smaller.	Thank you for your suggestion, but this was a non-traditional student loan and does not benefit me in that way.

Member Payment Dependent Notes Series 432186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432186	$5,000	$5,000	12.18%	1.00%	August 11, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432186. Member loan 432186 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Philadelphia Financial Group	Debt-to-income ratio:	20.18%
Length of employment:	10 years	Location:	KENNESAW, GA

Home town:	Bronxville
Current & past employers:	Philadelphia Financial Group, JP Morgan Chase
Education:	University of Notre Dame

This borrower member posted the following loan description, which has not been verified:

Debt Consolidation

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$163,522.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you break down your high revolving credit and send in proof of income to lending club	Proof of income being sent today. Thank you.

Member Payment Dependent Notes Series 432229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432229	$7,000	$7,000	8.59%	1.00%	August 7, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432229. Member loan 432229 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	National Packaging Corporation	Debt-to-income ratio:	4.88%
Length of employment:	9 months	Location:	WESTWOOD, NJ

Home town:	Hometown
Current & past employers:	National Packaging Corporation
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Finance car purchase

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	32
Revolving Credit Balance:	$13,253.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already found a car you would like to buy? And if so, is it from a car dealer? Do you have any other outstanding debts, like a student loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at the National Packaging Corporation? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	yes, car sale from individual...credit card debts = approx $14k, monthly exp = $7k, National Sales Manager at National Packaging Corp
please verify your income with lending club thanks and good luck	$111k

Member Payment Dependent Notes Series 432293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432293	$2,400	$2,400	12.53%	1.00%	August 7, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432293. Member loan 432293 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Midland Retail	Debt-to-income ratio:	21.79%
Length of employment:	3 years 4 months	Location:	Cincinnati, OH

Home town:	Cincinnati
Current & past employers:	Midland Retail
Education:	University of Dayton

This borrower member posted the following loan description, which has not been verified:

I have some expensive car repairs that need to be made. I currently cannot afford to pay for all of these repairs out of pocket. If I did pay out of pocket that would leave me no money for bills and living expenses.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,022.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 432324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432324	$16,000	$16,000	11.83%	1.00%	August 10, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432324. Member loan 432324 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Ambrose Facilities Management	Debt-to-income ratio:	4.91%
Length of employment:	4 years	Location:	DELRAY BEACH, FL

Home town:	New York
Current & past employers:	Ambrose Facilities Management, Konica Minolta Bussiness Solutions
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

Hello, I do not have any negative credit history, my wife is doing well with realestate believe it or not... we are looking to do a few things around the house. Thanks, Chris

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,562.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you verify your income with lending club? Pls contact them to find out how. Thanks!	Ok, will do.
Could you please explain why you want to spend $16k on home improvements when you do not own the home.	Yes: my wife's parents own the home, but she is on the deed. We do own the home, but not from a legal stand point. That is why I put myself as a renter. Let me know if that helps.

Member Payment Dependent Notes Series 432335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432335	$11,000	$11,000	11.48%	1.00%	August 11, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432335. Member loan 432335 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,275 / month
Current employer:	n/a	Debt-to-income ratio:	12.84%
Length of employment:	1 year 4 months	Location:	los angeles, CA

Home town:	Atlanta
Current & past employers:
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

I, like so many other people, am done dealing with the credit card companies. They are great when one needs to book a flight/hotel/rental car or dispute a charge, but I would rather not pay them a few thousand in interest over the next few years as I pay my debts down. I have already paid one card down (a no-interest store card I opened to buy a computer and paid off within a year - a year prior to interest even beginning to accrue) and I am close to finishing off another (just over $200). I accrued this debt in pursuit of a dream - to move, to experience life in LA, and to see if I could "make it" in the film industry. I moved to LA and a got a low level job in the industry. Between the cost of the move itself, putting together an apartment here, and being a little too frivolous in my spending, I have accrued quite a sum. I am making strides in curbing my spending. Only one card has not been cut up and it sits in a block of ice in my freezer so as to be available for *true* emergencies. I have a strong interest in finance and read many blogs daily to help inspire me to stay the course. I would much rather pay this interest to someone who has saved and done well with their earnings than give the credit cards more money month after month.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,534.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who is your employer? What do you do for a living?	I work for Innovative Artists Talent Agency. I am the receptionist.
How much is your rent? Do you have any children or pets?	My rent is $750/mo, including utilities. No children or pets.
1. What blogs do you read? 2. Can you give a few examples of where you were frivolous before that you have cut down now?	As far as financial blogs, I read The Simple Dollar, Get Rich Slowly, Five Cent Nickel, and Generation X Finance. I used to go out to eat with friends and go shopping because I wanted to, without considering how much money I had to do so. If I didn't have the cash, I would use a credit card. Now I divide up how much cash I have (after bills are paid) over the 4 weeks of the month and live on that.
As someone in the L.A. entertainment/ media biz myself (and who has been where you are), I totally know where you're coming from! So I want to know, what is it you REALLY want to do? Certainly you didn't come all the way out here from GA to be a receptionist.	Ah, this is the million dollar question. When I came out here I intended to find work as a PA and see what called to me on a set. That was right in the middle of the writer's strike, however, so that did not happen. Ultimately, I would like to be in writing or development. My concentration in getting my film degree was in screenwriting and recently I have returned to writing in my spare time.
I love the block of ice. Keep looking for ways to advance your career. Good luck.	Thanks!!

Member Payment Dependent Notes Series 432365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432365	$3,375	$3,375	12.53%	1.00%	August 10, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432365. Member loan 432365 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Sears Holdings Corporation	Debt-to-income ratio:	24.20%
Length of employment:	8 years 3 months	Location:	Darien, IL

Home town:	Manila
Current & past employers:	Sears Holdings Corporation, Meijers, McDonald's
Education:	Far Eastern University/ Phillipines

This borrower member posted the following loan description, which has not been verified:

Im so pleased to be part of lending club and i believe that all the lenders had fair and equal judgement for all borrowers. I just want to stop paying minimum pay to all credit that i have and start with a better life. I have two jobs before about 3 or 4 yrs ago i was on a night shift 7pm-4m and day shift 10-3pm at same time in a day but i got sick same time i open up all credit card which i think i can re-pay them back since i have this 2 job but i could not anymore afford cause i quit my night job. Im a full time in my day time job now. I fully paid my car 2 yrs. ago and i do not have any mortgage payment. I live with my Aunt and Uncle and i pay only a share on utilities and help around the house when ever they need me but i dont want to borrow some money from them cause they already help me lot for staying in their house which they owned and paid in full. This is why i choose Lending club to help me i had a sister but she had her own family im single i have dont have kids just credit card debt which i would like to eliminate and to help my self for the future to have a saving nest for retirement. Thank you and appreciate all your help.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,813.00	Public Records On File:	0
Revolving Line Utilization:	79.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 432377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432377	$8,000	$8,000	14.96%	1.00%	August 11, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432377. Member loan 432377 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	County of Yavapai	Debt-to-income ratio:	8.91%
Length of employment:	2 years 1 month	Location:	Kirkland, AZ

Home town:
Current & past employers:	County of Yavapai
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, my wife and I both work for county government. I am in law enforcement. I am seeking this loan to consolidate credit card debt that has rising interest rates. I want to pay them off and make only the one payment to Lending Club each month. My credit card debt was incurred several years ago, when I was laid off work and there were family medical bills. The high interest rates seem designed to keep us from ever paying them off in full. Especially now, they increase despite the fact that we have always payed on time and always more than the minimum. We earn a good living, we are both healthy, we just want to erase our current credit card debt and get out from under rising interest rates. I am looking for a fresh start and I will be a "responsible guy" and pay you back. Thanks for your help.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,908.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please have lending club verify your income? Also your revolving balance is 6,908, but you're asking for an 8K loan, can you explain? Thank you.	I am willing to verify my income with Lending Club.
How long have you been paying on your current mortgage? Do you have any other outstanding debts, like a car loan or student loans?	I have had previous mortgages, all paid off successfully and in full. I have had my current mortgage 15 months. All payments on time and current.
Do you have a savings account or any other kind of emergency fund?	I have retirement accounts.
I am interested in funding your loan, can you please verify your income with Lending Club?	I am willing to verify my income with Lending Club.

Member Payment Dependent Notes Series 432399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432399	$12,900	$12,900	11.14%	1.00%	August 10, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432399. Member loan 432399 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	PT, OT, Speech Now	Debt-to-income ratio:	6.24%
Length of employment:	6 years 3 months	Location:	Tacoma, WA

Home town:	Price
Current & past employers:	PT, OT, Speech Now, People First Rehabilitation, Life Care Centers of America
Education:	Utah State University

This borrower member posted the following loan description, which has not been verified:

Potential Lenders, I am a highly responsible person who always pays bills on time. Recently, I took a risk and invested in the real estate market. I used all of my cash and a large portion of my credit to fix up a property in hopes that this would be a good investment. Then, the market crashed. The value of the property dropped significantly and I was stuck with a home that I couldn't sell and a lot of debt. However, I am using the property as a rental and am hoping that the value will rise over the next few years, at which point I can sell and hopefully break even. In the meantime, I would like to erase all credit card debt from my books. I don't feel comfortable paying monthly for high interest credit when our economy is in the worst recession since The Great Depression. I have a respectable, high-paying job and I haven't had a past-due bill in over 10 years.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,419.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the rent you are receiving covering the cost of the mortgage? Thanks.	The rent covers 95% of the mortgage, so there is a very slight negative cash flow on the property. It is a very attractive property and when demand picks back up I think it will sell quickly.

Member Payment Dependent Notes Series 432410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432410	$5,000	$5,000	7.74%	1.00%	August 10, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432410. Member loan 432410 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,250 / month
Current employer:	n/a	Debt-to-income ratio:	15.60%
Length of employment:	n/a	Location:	LA MESA, NM

Home town:	Evergreen Park
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to assist my daughter on her way back to financial freedom and repair her credit.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,602.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 432427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432427	$9,000	$9,000	8.59%	1.00%	August 11, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432427. Member loan 432427 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Citi	Debt-to-income ratio:	4.83%
Length of employment:	6 years 2 months	Location:	Bedminster, NJ

Home town:	Hopewell
Current & past employers:	Citi
Education:	Seton Hall University

This borrower member posted the following loan description, which has not been verified:

The loan will be used to purchase a 2007 Suzuki GSXR-600. My financial history has been strong and my payments have been consistently on time, which makes me an ideal candidate for this loan. I have a steady job with a large corporation for 6 years now, with a recent increase in pay that will be in effect by the end of the year. I plan to use this increase to pay for this loan over the period of 36 months. In addition, I have recently rented out a room in my house for an additional income of $800 a month.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,563.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already found a motorcycle you would like to buy? And if so, is it from a motorcycle dealer? Do you have any other outstanding debts, like a home equity loan or student loans? Can you give a short description of the type of work you perform at Citi? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I have already found the motorcycle. It is from a private party. I do not have a home equity loan or a student loan, my only debt is my mortgage and credit cards - which are paid off every month. I do have a savings account and an emergency fund, both of which I do not want to touch for this purchase. I am willing to verify my income with Lending Club. My work at Citi is an office job. I work in the technology department and is project management oriented.
How much is your total housing payment (Mortgage + any HOA fees + insurance)?	$2200/month

Member Payment Dependent Notes Series 432494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432494	$9,200	$9,200	7.74%	1.00%	August 6, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432494. Member loan 432494 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,123 / month
Current employer:	University of Georgia	Debt-to-income ratio:	1.78%
Length of employment:	12 years 9 months	Location:	ATHENS, GA

Home town:	Rochelle
Current & past employers:	University of Georgia
Education:	Georgia Southwestern State University, Universty of Georgia

This borrower member posted the following loan description, which has not been verified:

The money will be used to pay off 3 credit cards. Two of the cards are in my husband's name Matthew Gerig. The other is in my name Jill Gerig. We want to pay these off since the interest rates are so high on the credit cards. We are having trouble paying them separately.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,600.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 432614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432614	$2,000	$2,000	8.59%	1.00%	August 7, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432614. Member loan 432614 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	5.63%
Length of employment:	5 years 6 months	Location:	Liverpool, PA

Home town:	Seven Stars
Current & past employers:	US Postal Service (USPS), Wood-Mode Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to further my education with an online course in Medical Transcription. I am a single mother currently working for the United States Postal Service. I am the next person in line, as far as seniority is concerned, for a full-time position, but that could be as many as three years away. I have been researching this career for quite some time and have found a great school with a 98% job placement rating for their graduates. This would be a great supplement until the full-time comes through. I do have some debts, as far as credit cards go, but I make sure to pay them off EVERY year when I get my tax return. I have already cut back on some unnecessary costs in order to make sure that this loan would be my TOP priority. This would greatly help my family and I. Thanks so much to anyone that can help, it is greatly appreciated.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,563.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 questions please can you break down your monthly expences send to lending club proof of income what were the 4 inquires in the last 6 months thankyou and good luck	Hello, My monthly expenses consist of the normal bills: Rent: $350.00/month Electric: approx. $80.00/mo Phone/Internet: approx. $65.00/mo Credit Cards: approx. $150.00/mo TV: $25.00/mo The 4 inquiries were from just the past few days, trying to get a credit card issued to fund my schooling. I was going to go through the school, but with the way credit has been tightened, they want a co-signer. I didn't want to have to ask my parents to do that, because I know that I can do it on my own.

Member Payment Dependent Notes Series 432657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432657	$10,000	$10,000	8.59%	1.00%	August 10, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432657. Member loan 432657 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Major retailer	Debt-to-income ratio:	6.87%
Length of employment:	5 years	Location:	Gahanna, OH

Home town:
Current & past employers:	Major retailer
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is required for funding a land purchase. This land is for investment purposes and has already secured 70% required for acquisition (through my savings & accruals). I have been investing (shrewdly at bottom prices) in real estate in the past years and own some apartments. I have been excellent with credit in the last ten years and my credit scores / rating would vouch for it. I have even secured a line of credit from a bank for this purpose and have come to lending club for a better interest rate.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,140.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of job do you have? Do you have a spouse and if so, does he or she work?	I work in a retail company in the management. Yes, I am married and she is working.
Why would you be buying investment property yet still living in rental property?	I am looking at appreciation rates. Thats why I am living in a rental and putting the money that would have been spent on a home in other investments.
Could you verify your income with lending club? Pls contact them to find out how. Thanks!	I will if there is a need for it.
What retailer do you work for?	Dont want to answer.

Member Payment Dependent Notes Series 432766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432766	$4,800	$4,800	8.59%	1.00%	August 11, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432766. Member loan 432766 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	RDF Media	Debt-to-income ratio:	8.07%
Length of employment:	2 years	Location:	NEWARK, DE

Home town:	Haggerstown
Current & past employers:	RDF Media
Education:	DeSales University

This borrower member posted the following loan description, which has not been verified:

I am moving to Delaware from New York City and need a loan to cover some of the moving expenses and help me land on my feet! I have a place to live in Delaware already - and will not be paying rent. So this will help to ensure that I will be able to make a payment every month. I have student loan payments that I make every month, and have never been late - even while unemployment. I also do whatever needs to be done to make sure I make necessary monthly payments. I am proud to have good credit and would never let it slip.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,333.00	Public Records On File:	0
Revolving Line Utilization:	20.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe your job situation please? Are you staying with the same company and going to a different office or getting a new job? Are you going going to DE to look for a job. Thank you; Art	Hi there! I am actively applying and interviewing for jobs in Delaware. I do, however, have a temporary waitressing job lined up until I land a job!
Please confirm that you are indeed currently employed and will still be employed after moving to Delaware. Thank you.	I am currently employed and am actively interviewing and applying for employment in Delaware. I do, however, have a waitressing job lined up so that I have something until I find a more suitable job. Thank you!
I would like to help fund your loan, but have a few questions. Why are you moving? (Will you leave your current job? Do you have a new job?) Would you explain why you will not be paying rent? (It shows a mortgage under Home Ownership) Do you have any other outstanding debts, like a car loan? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi there, I am leaving NYC because I have been working in the entertainment industry and my show that I have been working on is coming to an end. Since NY has taken away the tax credit for productions to film here, there is very little employment options here. Therefore, I can no longer afford to live in NYC. So I am changing careers and moving back to my hometown in Delaware. I will be living with family - which is why I will not be paying rent. I am actively applying for and interviewing for work in Delaware and have a waitressing job lined up until i find more suitable employment. My monthy expenses are about $500 a month in student loans and $100 a month in credit card payments. Car insurance has been quoted to me to be about $80 a month. I do not have a car loan. I have a savings account - but it is sparse considering I've been working in the entertainment industry and living in a very expensive city. I believe I have already agreed to verify my income with Lending Club. Thanks!

Member Payment Dependent Notes Series 432820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432820	$1,000	$1,000	13.57%	1.00%	August 11, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432820. Member loan 432820 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Michigan Brewing Co.	Debt-to-income ratio:	14.00%
Length of employment:	1 month	Location:	East Lansing, MI

Home town:	Port Huron
Current & past employers:	Michigan Brewing Co., Peoples Church of East Lansing, Michigan State University
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

I'm looking for some extra money to start payments at a new apartment, something to get the initial cost going while I wait for paychecks to start coming in.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,352.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your apartment on a monthly basis? Other monthly expenses? What do you do for the brewery? Is this part time or full time? Thank you.	Rent is 600 a month, Other expenses are gas and phone, which total about $100 a month. I work at a new bar located at 402 Washington near the capitol building, the bar operates under the MBC brewers license. My position is currently part time, approx. 30 hours a week.

Member Payment Dependent Notes Series 433031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433031	$2,000	$2,000	11.14%	1.00%	August 10, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433031. Member loan 433031 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Cameron University	Debt-to-income ratio:	13.49%
Length of employment:	2 years 6 months	Location:	Lawton, OK

Home town:
Current & past employers:	Cameron University, Lord of Life Lutheran Church
Education:	University of Central Oklahoma, University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Paying off Doctoral tuition already completed to acquire transcripts and degree

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,817.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Cameron University What are is your Doctorate in? What are your plans for employment when you secure your degree? How much is your rent?	I teach music. My degree is in music theory and I plan to stay at Cameron. My rent is $425 per month.

Member Payment Dependent Notes Series 433053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433053	$3,000	$3,000	11.83%	1.00%	August 10, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433053. Member loan 433053 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	United Health Group Inc.	Debt-to-income ratio:	24.75%
Length of employment:	1 year 7 months	Location:	Minneapolis, MN

Home town:	St. Paul
Current & past employers:	United Health Group Inc., World Data Products Inc.
Education:	KRS Computer & Business School

This borrower member posted the following loan description, which has not been verified:

Hello, I am interested in taking out a loan to pay down some higher interest credit cards to save some money in the long term. I can afford to continue to make payments on these cards, but would like to refinance them to save some money. Tim

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	47
Revolving Credit Balance:	$11,900.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 2 dated August 11, 2009